   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1997.


                                                      REGISTRATION NO. 333-38205

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1



                                       TO


                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

      SAFECO CORPORATION            SAFECO CAPITAL TRUST I
 (Exact name of registrant as    (Exact name of registrant as
  specified in its charter)       specified in its charter)
          WASHINGTON                       DELAWARE
 (State of other jurisdiction    (State of other jurisdiction
     of incorporation or             of incorporation or
        organization)                   organization)
------------------------------  ------------------------------

             6331                            6159
 (Primary Standard Industrial    (Primary Standard Industrial
 Classification Code Number)     Classification Code Number)
          91-0742146                     APPLIED FOR
       (I.R.S. Employer                (I.R.S. Employer
    Identification Number)          Identification Number)

                           4333 BROOKLYN AVENUE N.E.
                           SEATTLE, WASHINGTON 98185
                                 (206) 545-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                 JAMES W. RUDDY
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               SAFECO CORPORATION
                           4333 BROOKLYN AVENUE N.E.
                           SEATTLE, WASHINGTON 98185
                                 (206) 545-5000
           (Name, address and telephone number of agent for service)

                         ------------------------------

                                   COPIES TO:

                               EVELYN CRUZ SROUFE
                                  PERKINS COIE
                         1201 THIRD AVENUE, 40TH FLOOR
                              SEATTLE, WASHINGTON
                                   98101-3099
                                 (206) 583-8888

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.


    IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, PLEASE CHECK THE FOLLOWING BOX. / /


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED NOVEMBER 10, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                             SAFECO CAPITAL TRUST I
                             OFFER TO EXCHANGE ITS
                           8.072% CAPITAL SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       8.072% ORIGINAL CAPITAL SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                                 SAFECO CORPORATION
                                  ------------


    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 15, 1997 UNLESS EXTENDED.


    SAFECO Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, this "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $850,000,000 aggregate Liquidation Amount of its 8.072% Series B Capital Securities (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.072% Series A Capital Securities (the "Original Capital Securities"), of which $850,000,000 aggregate Liquidation Amount are issued and outstanding. Pursuant to the Exchange Offer, SAFECO Corporation, a Washington corporation (the "Corporation"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Original Capital Securities (the "Original Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and (ii) $850,000,000 aggregate principal amount of its 8.072% Series A Junior Subordinated Deferrable Interest Debentures due July 15, 2037 (the "Original Junior Subordinated Debentures") for a like aggregate principal amount of its 8.072% Series B Junior Subordinated Deferrable Interest Debentures due July 15, 2037 (the "Exchange Junior Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. (CONTINUED ON THE FOLLOWING PAGE)


    This Prospectus and the Letter of Transmittal are first being mailed to all holders of the Original Capital Securities on November 12, 1997.


    SEE "RISK FACTORS" COMMENCING ON PAGE 18 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.

                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS            , 1997

(CONTINUED FROM THE PREVIOUS PAGE)

The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

    The Trust sold the Original Capital Securities in an offering exempt from the registration requirements of the Securities Act, which was consummated on July 15, 1997 (the "Closing Date"). On the Closing Date, the Corporation also issued $200,000,000 aggregate principal amount of 6 7/8% Notes due July 15, 2007 (the "Original Notes"). The Corporation currently anticipates a separate exchange offer by the Corporation of up to $200,000,000 aggregate principal amount of 6 7/8% Notes due July 15, 2007 (the "Exchange Notes"), which have been registered under the Securities Act, for the Original Notes. The Original Notes and the Exchange Notes are sometimes collectively referred to herein as the "Notes"). The exchange offer for the Original Notes will be made through a separate prospectus, and the Exchange Offer made hereby is not contingent upon completion of the exchange offer for the Original Notes.

    The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iv) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of Exchange Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated as of July 15, 1997 (the "Registration Rights Agreement") among the Corporation, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Original Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

    The Exchange Capital Securities and the Original Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Chase Manhattan Bank is the Property Trustee (the "Property Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on July 15, 2037 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities."

    As used herein, (i) the "Indenture" means the Indenture, dated as of July 15, 1997, as amended and supplemented from time to time, between the Corporation and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, an affiliate of the Property Trustee, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities between the

Corporation and The Chase Manhattan Bank, as trustee (the "Guarantee Trustee") and (iv) the "Common Guarantee" means the Guarantee Agreement relating to the Common Securities between the Corporation and The Chase Manhattan Bank, as trustee. In addition, as the context may require, (i) "Junior Subordinated Debentures" includes the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and (ii) "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

    Holders of the Capital Securities and the Common Securities will be entitled to receive preferential cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from the date of original issuance and payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 1998, at the annual rate of 8.072% of the Liquidation Amount of $1,000 per Trust Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 8.072% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

    The Corporation will, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee." The Guarantee and the Common Guarantee will guarantee payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Securities--Description of Exchange Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities. " The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Subordination"), which aggregated approximately $1.1 billion as of March 31, 1996.

    The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, contemporaneously with the optional prepayment of the Junior Subordinated Debentures at any time prior to July 15, 2007 upon the occurrence and continuation of a Tax Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined below) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after July 15, 2007, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined below) (the "Optional Redemption Price"). The Trust Securities were also subject to mandatory redemption prior to March 31, 1998 if the Agreement and Plan of Merger, dated as of June 6, 1997, by and among American States Financial Corporation, SAFECO and a subsidiary of SAFECO were terminated, pursuant to Article 12 thereof, on or prior to December 31, 1997 (a "Merger Termination Event"). Because of the closing of the acquisition of American States Financial Corporation by the Corporation (the "Acquisition") on October 1, 1997, no Merger Termination Event can occur. Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Securities-- Description of Exchange Capital Securities--Redemption."


    The Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after July 15, 2007, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 104.036% of the principal amount thereof on July 15, 2007, declining ratably on each July 15 thereafter to 100% on or after July 15, 2017, plus accrued and unpaid interest thereon to the date of prepayment, or (ii) in whole but not in part, at any time prior to July 15, 2007, in whole but not in part, upon the occurrence and continuation of a Tax Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined hereinafter), of the present values of the remaining scheduled payments of principal and interest on the Junior Subordinated Debentures to the Stated Maturity Date, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued and unpaid interest thereon to the date of prepayment. Although the Junior Subordinated Debentures were also subject to mandatory redemption prior to March 31, 1998 upon the occurrence and continuation of a Merger Termination Event, the closing of the Acquisition precludes the occurrence of a Merger Termination Event. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

    The Corporation will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

    Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although Smith Barney Inc., Salomon Brothers Inc and BancAmerica

Securities, Inc., the initial purchasers of the Original Capital Securities (the "Initial Purchasers"), have informed the Corporation and the Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through Nasdaq.


    Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.


    Original Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on December 15, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after July 15, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on January 15, 1998 will be entitled to receive Distributions accumulated from and after July 15, 1997. See "The Exchange Offer-- Description of Exchange Capital Securities--Distributions."


    Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                          FORWARD-LOOKING INFORMATION

    This Prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for such statements to encourage companies to provide prospective information about themselves so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. All statements other than statements of historical fact made in this Prospectus or incorporated by reference are forward-looking. In particular, the statements under the headings "Prospectus Summary," and those located elsewhere herein regarding industry prospects, the Corporation's future results of operations or financial position and pro forma information are forward-looking statements. Forward-looking statements represent management's current expectations and are inherently uncertain. Investors are warned that the Corporation's actual results may differ significantly from management's expectations and, therefore, from the results discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the "Risk Factors" described herein.

FOR NEW HAMPSHIRE RESIDENTS:

    NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING, NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION; IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                             AVAILABLE INFORMATION

    Effective October 1, 1997, the Corporation acquired American States Financial Corporation ("American States"), through the merger of American States with a subsidiary of the Corporation. Certain information about American States has been incorporated into this Prospectus by reference. See "Incorporation of Certain Documents by Reference" and "Prospectus Summary--SAFECO
Corporation--Acquisition of American States."

    The Corporation is, and American States prior to the Acquisition was, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files (or filed with respect to American States prior to the Acquisition) reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning the Corporation may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006 on which certain securities of the Corporation are quoted and such reports, proxy statements and other information concerning American States may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which certain securities of American States were listed prior to the Acquisition.

    No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "SAFECO Capital Trust I" and "Description of Exchange Securities." In addition, the Corporation does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

    This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission are incorporated into this Prospectus by reference:

    1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-6563);

    2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 (File No. 1-6563) and June 30, 1997 (File No. 1-6563);


    3. The Corporation's Current Reports on Form 8-K filed with the Commission on June 24, 1997 (File No. 1-6563), October 14, 1997 (File No. 1-6563),
       October 15, 1997 (File No. 1-6563) and November 10, 1997 (File No.
       1-6563);


    4. American States' Annual Report on Form 10-K, Form 10-K/A(1) and Form 10-K/A(2) for the year ended December 31, 1996 (File No. 1-11733);

    5. American States' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 (File No. 1-11733) and June 30, 1997 (File No. 1-11733);
       and

    6. American States' Current Reports on Form 8-K filed with the Commission on March 28, 1997 (File No. 1-11733) and June 17, 1997 (File No. 1-11733).

    All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from their respective dates of filing. Any statement made in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that another statement contained made in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Unless otherwise indicated, all references in this Prospectus to documents "incorporated by reference" are to documents incorporated by reference into this Prospectus. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on such person's request, a copy of any or all of the documents incorporated by reference (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to SAFECO Investor Relations, SAFECO Corporation, SAFECO Plaza, 4333 Brooklyn Avenue N.E., Seattle, Washington 98185. Telephone requests may be directed to SAFECO Investor Relations at (206) 545-5000.

                               PROSPECTUS SUMMARY

    THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN. THE INFORMATION CONTAINED IN THIS PROSPECTUS REFLECTS THE OCTOBER 1, 1997 ACQUISITION (THE "ACQUISITION") OF AMERICAN STATES FINANCIAL CORPORATION THROUGH A MERGER OF AMERICAN STATES WITH A NEWLY FORMED SUBSIDIARY OF SAFECO CORPORATION. THE CORPORATION AND AMERICAN STATES ARE INSURANCE HOLDING COMPANIES. EACH CONDUCTS ITS OPERATIONS THROUGH ITS SUBSIDIARIES AND HAS NO DIRECT OPERATIONS. THE CORPORATION'S PRINCIPAL ASSETS ARE THE SHARES OF CAPITAL STOCK OF ITS SUBSIDIARIES. AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "SAFECO" REFERS TO SAFECO CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES, EXCLUDING AMERICAN STATES, "AMERICAN STATES" REFERS TO AMERICAN STATES FINANCIAL CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES, AND THE "CORPORATION" REFERS TO SAFECO, TOGETHER WITH ITS CONSOLIDATED SUBSIDIARIES, INCLUDING AMERICAN STATES. UNLESS THE CONTEXT OTHERWISE REQUIRES, HISTORICAL DATA FOR THE CORPORATION REFER TO COMBINED HISTORICAL DATA FROM SAFECO AND AMERICAN STATES ON A PRO FORMA BASIS GIVING EFFECT TO THE ACQUISITION.

    UNLESS OTHERWISE INDICATED, FINANCIAL INFORMATION AND OPERATING STATISTICS APPLICABLE TO THE CORPORATION, SAFECO AND AMERICAN STATES SET FORTH IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE ARE BASED ON UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"), NOT STATUTORY ACCOUNTING PRACTICES ("SAP"). IN CONFORMITY WITH INDUSTRY PRACTICE, FINANCIAL INFORMATION AND OPERATING STATISTICS APPLICABLE TO THE INSURANCE COMPANY SUBSIDIARIES OF THE CORPORATION AND DATA DERIVED FROM A.M. BEST CORPORATION, INC. ("A.M. BEST") AND NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS ("NAIC") SOURCES, GENERALLY USED FOR INDUSTRY COMPARISONS, ARE BASED ON SAP. INDUSTRY RANKINGS FOR THE CORPORATION, WHICH ARE BASED ON A.M. BEST 1996 DATA, HAVE BEEN ADJUSTED TO GIVE EFFECT TO THE ACQUISITION.

    SEE "RISK FACTORS," IMMEDIATELY FOLLOWING THIS PROSPECTUS SUMMARY, FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.

                               SAFECO CORPORATION

OVERVIEW

    The Corporation is one of the largest property and casualty insurance companies in the United States. On a pro forma basis giving effect to the Acquisition and related financings, the Corporation had consolidated revenues of $5.9 billion in 1996, and total assets of $27.3 billion and total stockholders' equity of $5.0 billion at June 30, 1997. The Corporation provides a broad range of personal and commercial property and casualty insurance to individuals, businesses, government entities and associations. SAFECO and American States have each underwritten property and casualty insurance since the 1920s. Through its insurance subsidiaries, the Corporation is licensed as a property and casualty insurer in all 50 states and the District of Columbia, with a significant presence in the Pacific Northwest and the Midwest. The Corporation's property and casualty operations generated approximately 92% of the Corporation's insurance revenues in 1996. Of the Corporation's 1996 net written property and casualty premiums of $3.9 billion, personal and commercial lines accounted for 60% and 40%, respectively.

    The Corporation is the third largest writer of personal lines insurance through independent agents in the United States and one of the largest writers of personal lines insurance overall, based on 1996 net written premiums published by A.M. Best. The Corporation's principal personal lines are automobile and homeowners insurance, which accounted for 66% and 27%, respectively, of the Corporation's approximately $2.4 billion of 1996 personal lines net written premiums.

    SAFECO significantly expanded its commercial lines business through the Acquisition. Management believes that American States is one of the largest writers in the United States of property and casualty insurance for businesses with fewer than 50 employees. The Corporation's principal commercial lines are commercial multi-peril, commercial automobile, workers' compensation and surety, which accounted for

33%, 22%, 21% and 4%, respectively, of the Corporation's approximately $1.6 billion of 1996 commercial lines net written premiums.

    The Corporation also offers annuities, retirement services and group life and health and individual life insurance. In addition, the Corporation conducts commercial lending and leasing, asset management, insurance agency and financial services distribution operations, and real estate investment and management.

RECENT DEVELOPMENTS

    On September 2, 1997, the Corporation agreed to acquire Washington Mutual, Inc.'s life insurance subsidiaries, WM Life Insurance Company and Empire Life Insurance Company, and Washington Mutual, Inc., agreed to distribute SAFECO Life annuity products through the Washington Mutual multi-state banking network. The transaction is valued at $140.0 million. It must be approved by state insurance regulators in the states of Arizona and Washington.

    On October 13, 1997, the Corporation announced, based on a preliminary review of results, that it expects its third quarter earnings from operations to be $0.20 to $0.25 lower than the consensus estimates of research analysts of $0.84 per share. Such consensus was based upon the earnings estimates survey by First Call Corporation, an independent compiler of research analyst estimates of public company results of operations. The variance relates primarily to several unusually large losses in commercial lines, reduced credit to operations from reserve adjustments on claims settled during the quarter, and net interest charges for funds accumulated during the quarter that were used to close the Acquisition. Based on the same preliminary review, the Corporation noted that claims severity and frequency in its core voluntary personal automobile line continue to be favorable and its overall loss reserve position continues to be sound.

ACQUISITION OF AMERICAN STATES

    Effective October 1, 1997, SAFECO acquired American States through the merger of American States with a newly formed subsidiary of SAFECO. In connection with the Acquisition, each share of outstanding common stock of American States was converted into the right to receive $47.00 in cash, for an aggregate purchase price of approximately $2.8 billion. SAFECO also repaid approximately $300 million of outstanding debt obligations of American States. SAFECO financed the purchase price for the Acquisition from various sources, including proceeds from the issuance of the $200 million aggregate principal amount of Notes, $850 million aggregate liquidation amount of the Capital Securities and $1.5 billion of commercial paper. The Corporation also repaid a portion of certain other indebtedness incurred to finance the Acquisition with the net proceeds of $595.5 million from the issuance of common stock, no par value (the "Common Stock"). See "Capitalization" and "Unaudited Pro Forma Combined Condensed Financial Statements."

SAFECO CAPITAL TRUST I

    The Trust is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Sponsor, The Chase Manhattan Bank, as Property Trustee, and Chase Manhattan Bank Delaware, as Delaware Trustee and the three individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on June 19, 1997. The Trust's activities are conducted by the Issuer
Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities will be owned by the Corporation.

                               THE EXCHANGE OFFER


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THE EXCHANGE OFFER................  Up to $850 million aggregate Liquidation Amount of
                                    Exchange Capital Securities are being offered in
                                    exchange for a like aggregate Liquidation Amount of
                                    Original Capital Securities. Original Capital Securities
                                    may be tendered for exchange in whole or in part in a
                                    Liquidation Amount of $100,000 (100 Capital Securities)
                                    or any integral multiple of $1,000 (one Capital
                                    Security) in excess thereof. The Corporation and the
                                    Trust are making the Exchange Offer in order to satisfy
                                    their obligations under the Registration Rights
                                    Agreement relating to the Original Capital Securities.
                                    For a description of the procedures for tendering
                                    Original Capital Securities, see "The Exchange
                                    Offer--Procedures for Tendering Original Capital
                                    Securities."

EXPIRATION DATE...................  5:00 p.m., New York time, on December 15, 1997, unless the Exchange Offer is extended by the Corporation (in
                                    which case the Expiration Date will be the latest date
                                    and time to which the Exchange Offer is extended). See
                                    "The Exchange Offer--Terms of the Exchange Offer."

CONDITIONS TO THE EXCHANGE
  OFFER...........................  The Exchange Offer is subject to certain conditions, which may be waived by the Corporation and the Trust in
                                    their sole discretion. The Exchange Offer is not
                                    conditioned upon any minimum Liquidation Amount of
                                    Original Capital Securities being tendered. See "The
                                    Exchange Offer--Conditions to the Exchange Offer."

OFFER.............................  The Corporation and the Trust reserve the right in their sole and absolute discretion, subject to applicable law,
                                    at any time and from time to time, (i) to delay the
                                    acceptance of the Original Capital Securities for
                                    exchange, (ii) to terminate the Exchange Offer if
                                    certain specified conditions have not been satisfied,
                                    (iii) to extend the Expiration Date of the Exchange
                                    Offer and retain all Original Capital Securities
                                    tendered pursuant to the Exchange Offer, subject,
                                    however, to the right of holders of Original Capital
                                    Securities to withdraw their tendered Original Capital
                                    Securities, or (iv) to waive any condition or otherwise
                                    amend the terms of the Exchange Offer in any respect.
                                    See "The Exchange Offer--Terms of the Exchange Offer."

WITHDRAWAL RIGHTS.................  Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date by
                                    delivering a written notice of such withdrawal to the
                                    Exchange Agent (as defined herein) in conformity with
                                    certain procedures set forth in "The Exchange
                                    Offer--Withdrawal Rights."

PROCEDURES FOR TENDERING ORIGINAL
  CAPITAL SECURITIES..............  Brokers, dealers, commercial banks, trust companies and other nominees who hold Original Capital Securities
                                    through The Depository Trust Company ("DTC") may effect
                                    tenders by book-entry transfer in accordance with DTC's
                                    Automated Tender Offer Program ("ATOP"). Holders of such
                                    Original
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                                       11

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                                    Capital Securities registered in the name of a broker,
                                    dealer, commercial bank, trust company or other nominee
                                    are urged to contact such person promptly if they wish
                                    to tender Original Capital Securities. In order for
                                    Original Capital Securities to be tendered by a means
                                    other than by book-entry transfer, a Letter of
                                    Transmittal must be completed and signed in accordance
                                    with the instructions contained therein. The Letter of
                                    Transmittal and any other documents required by the
                                    Letter of Transmittal must be delivered to The Chase
                                    Manhattan Bank (the "Exchange Agent") by mail,
                                    facsimile, hand delivery or overnight courier and either
                                    such Original Capital Securities must be delivered to
                                    the Exchange Agent or specified procedures for
                                    guaranteed delivery must be complied with. See "The
                                    Exchange Offer-- Procedures for Tendering Original
                                    Capital Securities."

                                    Letters of Transmittal and certificates representing
                                    Original Capital Securities should not be sent to the
                                    Corporation. Such documents should be sent only to the
                                    Exchange Agent.

RESALES OF EXCHANGE CAPITAL
  SECURITIES......................  The Trust is making the Exchange Offer of the Exchange
                                    Capital Securities in reliance on the position of the
                                    staff of the Division of Corporation Finance of the
                                    Commission as set forth in certain interpretive letters
                                    addressed to third parties in other transactions.
                                    However, neither the Corporation nor the Trust has
                                    sought its own interpretive letter and there can be no
                                    assurance that the staff of the Division of Corporation
                                    Finance of the Commission would make a similar
                                    determination with respect to the Exchange Offer as it
                                    has in such interpretive letters to third parties. Based
                                    on these interpretations by the staff of the Division of
                                    Corporation Finance of the Commission, and subject to
                                    the two immediately following sentences, the Corporation
                                    and the Trust believe that Exchange Capital Securities
                                    issued pursuant to this Exchange Offer in exchange for
                                    Original Capital Securities may be offered for resale,
                                    resold and otherwise transferred by a holder thereof
                                    (other than a holder who is a broker-dealer) without
                                    further compliance with the registration and prospectus
                                    delivery requirements of the Securities Act, provided
                                    that such Exchange Capital Securities are acquired in
                                    the ordinary course of such holder's business and that
                                    such holder is not participating, and has no arrangement
                                    or understanding with any person to participate, in a
                                    distribution (within the meaning of the Securities Act)
                                    of such Exchange Capital Securities. However, any holder
                                    of Original Capital Securities who is an "affiliate" of
                                    the Corporation or the Trust or who intends to
                                    participate in the Exchange Offer for the purpose of
                                    distributing Exchange Capital Securities, or any
                                    broker-dealer who purchased Original Capital Securities
                                    from the Trust to resell pursuant to Rule 144A under the
                                    Securities Act ("Rule 144A") or any other available
                                    exemption under the Securities Act, (a) will not be able
                                    to rely on the interpretations of the staff of the
                                    Division of Corporation Finance of the
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                                       12

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                                    Commission set forth in the above-mentioned interpretive
                                    letters, (b) will not be permitted or entitled to tender
                                    such Original Capital Securities in the Exchange Offer
                                    and (c) must comply with the registration and prospectus
                                    delivery requirements of the Securities Act in
                                    connection with any sale or other transfer of such
                                    Original Capital Securities unless such sale is made
                                    pursuant to an exemption from such requirements. In
                                    addition, as described below, if any broker-dealer holds
                                    Original Capital Securities acquired for its own account
                                    as a result of market-making or other trading activities
                                    and exchanges such Original Capital Securities for
                                    Exchange Capital Securities, then such broker-dealer
                                    must deliver a prospectus meeting the requirements of
                                    the Securities Act in connection with any resales of
                                    such Exchange Capital Securities.

                                    Each holder of Original Capital Securities who wishes to
                                    exchange Original Capital Securities for Exchange
                                    Capital Securities in the Exchange Offer will be
                                    required to represent that (i) it is not an "affiliate"
                                    of the Corporation or the Trust, (ii) any Exchange
                                    Capital Securities to be received by it are being
                                    acquired in the ordinary course of its business, (iii)
                                    it has no arrangement or understanding with any person
                                    to participate in a distribution (within the meaning of
                                    the Securities Act) of such Exchange Capital Securities,
                                    and (iv) if such holder is not a broker-dealer, such
                                    holder is not engaged in, and does not intend to engage
                                    in, a distribution (within the meaning of the Securities
                                    Act) of such Exchange Capital Securities. In addition,
                                    the Corporation and the Trust may require such holder,
                                    as a condition to such holder's eligibility to
                                    participate in the Exchange Offer, to furnish to the
                                    Corporation and the Trust (or an agent thereof) in
                                    writing information as to the number of "beneficial
                                    owners" (within the meaning of Rule 13d-3 under the
                                    Exchange Act) on behalf of whom such holder holds the
                                    Capital Securities to be exchanged in the Exchange
                                    Offer. Each broker-dealer that receives Exchange Capital
                                    Securities for its own account pursuant to the Exchange
                                    Offer must acknowledge that it acquired the Original
                                    Capital Securities for its own account as the result of
                                    market-making activities or other trading activities and
                                    must agree that it will deliver a prospectus meeting the
                                    requirements of the Securities Act in connection with
                                    any resale of such Exchange Capital Securities. The
                                    Letter of Transmittal states that by so acknowledging
                                    and by delivering a prospectus, a broker-dealer will not
                                    be deemed to admit that it is an "underwriter" within
                                    the meaning of the Securities Act.

                                    Based on the position taken by the staff of the Division
                                    of Corporation Finance of the Commission in the
                                    interpretive letters referred to above, the Corporation
                                    and the Trust believe that broker-dealers who acquired
                                    Original Capital Securities for their own accounts, as a
                                    result of market-making activities or other trading
                                    activities ("Participating Broker-Dealers"), may fulfill
                                    their prospectus delivery requirements with respect to
                                    the
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                                       13

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                                    Exchange Capital Securities received upon exchange of
                                    such Original Capital Securities (other than Original
                                    Capital Securities which represent an unsold allotment
                                    from the initial sale of the Original Capital
                                    Securities) with a prospectus meeting the requirements
                                    of the Securities Act, which may be the prospectus
                                    prepared for an exchange offer so long as it contains a
                                    description of the plan of distribution with respect to
                                    the resale of such Exchange Capital Securities. Each
                                    broker-dealer that receives Exchange Capital Securities
                                    for its own account pursuant to the Exchange Offer must
                                    acknowledge that it will deliver a prospectus in
                                    connection with any resale of such Exchange Capital
                                    Securities. The Letter of Transmittal states that by so
                                    acknowledging and by delivery of a prospectus, a
                                    broker-dealer will not be deemed to admit that it is an
                                    "underwriter" within the meaning of the Securities Act.
                                    This Prospectus, as it may be amended or supplemented
                                    from time to time, may be used by a broker-dealer in
                                    connection with resales of Exchange Capital Securities
                                    received in exchange for Original Capital Securities
                                    acquired by such broker-dealer as a result of
                                    market-making activities or other trading activities.
                                    The Trust and the Corporation have agreed that, ending
                                    on the close of business on the 180th day following the
                                    Expiration Date, it will make this Prospectus available
                                    to any broker-dealer for use in connection with any such
                                    resale. See "Plan of Distribution". However, a
                                    Participating Broker-Dealer who intends to use this
                                    Prospectus in connection with the resale of Exchange
                                    Capital Securities received in exchange for Original
                                    Capital Securities pursuant to the Exchange Offer must
                                    notify the Corporation or the Trust, or cause the
                                    Corporation or the Trust to be notified, on or prior to
                                    the Expiration Date, that it is a Participating
                                    Broker-Dealer. Such notice may be given in the space
                                    provided for that purpose in the Letter of Transmittal
                                    or may be delivered to the Exchange Agent at one of the
                                    addresses set forth in "The Exchange Offer--Exchange
                                    Agent." Any Participating Broker-Dealer who is an
                                    "affiliate" of the Corporation or the Trust may not rely
                                    on such interpretive letters and must comply with the
                                    registration and prospectus delivery requirements of the
                                    Securities Act in connection with any resale
                                    transaction. See "The Exchange Offer--Resales of
                                    Exchange Capital Securities."

                                    In that regard, each Participating Broker-Dealer who
                                    surrenders Original Capital Securities pursuant to the
                                    Exchange Offer will be deemed to have agreed, by
                                    execution of the Letter of Transmittal, that upon
                                    receipt of notice from the Corporation or the Trust of
                                    the occurrence of any event or the discovery of any fact
                                    which makes any statement contained or incorporated by
                                    reference in this Prospectus untrue in any material
                                    respect or which causes this Prospectus to omit to state
                                    a material fact necessary in order to make the
                                    statements contained or incorporated by reference
                                    herein, in light of the circumstances under which they
                                    were made, not misleading or of the occurrence of
                                    certain other events specified in the Registration
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                                       14

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                                    Rights Agreement, such Participating Broker-Dealer will
                                    suspend the sale of Exchange Capital Securities (or the
                                    Exchange Guarantee or the Exchange Junior Subordinated
                                    Debentures, as applicable) pursuant to this Prospectus
                                    until the Corporation or the Trust has amended or
                                    supplemented this Prospectus to correct such
                                    misstatement or omission and has furnished copies of the
                                    amended or supplemented Prospectus to such Participating
                                    Broker-Dealer, or the Corporation or the Trust has given
                                    notice that the sale of the Exchange Capital Securities
                                    (or the Exchange Guarantee or the Exchange Junior
                                    Subordinated Debentures, as applicable) may be resumed,
                                    as the case may be. If the Corporation or the Trust
                                    gives such notice to suspend the sale of the Exchange
                                    Capital Securities (or the Exchange Guarantee or the
                                    Exchange Junior Subordinated Debentures, as applicable),
                                    it shall extend the 180-day period referred to above
                                    during which Participating Broker-Dealers are entitled
                                    to use this Prospectus in connection with the resale of
                                    Exchange Capital Securities by the number of days during
                                    the period from and including the date of the giving of
                                    such notice to and including the date when Participating
                                    Broker-Dealers shall have received copies of the amended
                                    or supplemented Prospectus necessary to permit resales
                                    of the Exchange Capital Securities or to and including
                                    the date on which the Corporation or the Trust has given
                                    notice that the sale of Exchange Capital Securities (or
                                    the Exchange Guarantee or the Exchange Junior
                                    Subordinated Debentures, as applicable) may be resumed,
                                    as the case may be.

EXCHANGE AGENT....................  The exchange agent with respect to the Exchange Offer is
                                    The Chase Manhattan Bank. The addresses, and telephone
                                    and facsimile numbers, of the Exchange Agent are set
                                    forth in "The Exchange Offer--Exchange Agent" and in the
                                    Letter of Transmittal.

USE OF PROCEEDS...................  Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital
                                    Securities offered hereby. See "Use of Proceeds."

CERTAIN UNITED STATES FEDERAL
  INCOME TAX CONSEQUENCES; ERISA
  CONSIDERATIONS..................  Holders of Original Capital Securities should review the information set forth in "Certain Federal Income Tax
                                    Consequences" and "ERISA Considerations" prior to
                                    tendering Original Capital Securities in the Exchange
                                    Offer.

                              THE EXCHANGE CAPITAL SECURITIES

SECURITIES OFFERED................  Up to $850 million aggregate principal Liquidation
                                    Amount of the Trust's Exchange Capital Securities which
                                    have been registered under the Securities Act
                                    (Liquidation Amount $1,000 per Exchange Capital
                                    Security). The Exchange Capital Securities will be
                                    issued and the Original Capital Securities were issued
                                    under the Trust Agreement. The Exchange Capital
                                    Securities and any Original Capital Securities which
                                    remain
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                                       15

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
                                    outstanding after consummation of the Exchange Offer
                                    will vote together as a single class for purposes of
                                    determining whether holders of the requisite percentage
                                    in outstanding Liquidation Amount thereof have taken
                                    certain actions or exercised certain rights under the
                                    Declaration. See "Description of Exchange
                                    Securities--Description of Exchange Capital
                                    Securities--Voting Rights; Amendment of the Trust
                                    Agreement." The terms of the Exchange Capital Securities
                                    are identical in all material respects to the terms of
                                    the Original Capital Securities, except that the
                                    Exchange Capital Securities have been registered under
                                    the Securities Act and will not be subject to certain
                                    restrictions on transfer applicable to the Original
                                    Capital Securities and will not provide for any increase
                                    in the Distribution rate thereon. See "The Exchange
                                    Offer--Purpose of the Exchange Offer and Description of
                                    Exchange Securities."

DISTRIBUTION DATES................  January 15 and July 15 of each year, commencing January
                                    15, 1998.

EXTENSION PERIODS.................  Distributions on Exchange Capital Securities will be deferred for the duration of any Extension Period
                                    elected by the Corporation with respect to the payment
                                    of interest on the Exchange Junior Subordinated
                                    Debentures. No Extension Period will exceed 10
                                    consecutive semi-annual periods or extend beyond the
                                    Stated Maturity Date. See "Description of Exchange
                                    Securities-- Description of Exchange Junior Subordinated
                                    Debentures-- Option to Extend Interest Payment Date" and
                                    "Certain Federal Income Tax Consequences--Interest
                                    Income and Original Issue Discount."

RANKING...........................  The Exchange Capital Securities will rank PARI PASSU, and payments thereon will be made pro rata, with the
                                    Original Capital Securities and the Common Securities
                                    except as described in "Description of Exchange
                                    Securities--Description of Exchange Capital
                                    Securities--Subordination of Common Securities." The
                                    Exchange Junior Subordinated Debentures will rank PARI
                                    PASSU with the Original Junior Subordinated Debentures
                                    and all other junior subordinated debentures to be
                                    issued by the Corporation ("Other Debentures"), which
                                    will be issued and sold (if at all) to other trusts to
                                    be established by the Corporation (if any), in each case
                                    similar to the Trust ("Other Trusts"), and will be
                                    unsecured and subordinate and junior in right of payment
                                    to all Senior Indebtedness to the extent and in the
                                    manner set forth in the Indenture. See "Description of
                                    Exchange Securities--Description of Exchange Junior
                                    Subordinated Debentures." The Exchange Guarantee will
                                    rank PARI PASSU with the Original Guarantee and all
                                    other guarantees (if any) to be issued by the
                                    Corporation with respect to capital or preferred
                                    securities (if any) issued by Other Trusts ("Other
                                    Guarantees") and will constitute an unsecured obligation
                                    of the Corporation and will rank subordinate and junior
                                    in right of payment to all Senior Indebtedness to the
                                    extent and in the
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                                       16


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                                    manner set forth in the Guarantee Agreement. See
                                    "Description of Exchange Securities--Description of
                                    Exchange Guarantee."

REDEMPTION........................  The Trust Securities will be subject to mandatory redemption in a Like Amount, (i) in whole but not in
                                    part, on the Stated Maturity Date upon repayment of the
                                    Junior Subordinated Debentures, (ii) in whole but not in
                                    part, contemporaneously with the optional prepayment of
                                    the Junior Subordinated Debentures by the Corporation,
                                    at any time prior to July 15, 2007, upon the occurrence
                                    and continuation of a Tax Event and (iii) in whole or in
                                    part, on or after July 15, 2007 contemporaneously with
                                    the optional prepayment by the Corporation of the Junior
                                    Subordinated Debentures, in each case at the applicable
                                    Redemption Price. The Trust Securities were also subject
                                    to mandatory redemption prior to March 31, 1998 upon the
                                    occurrence of a Merger Termination Event. See
                                    "Description of Exchange Securities--Description of
                                    Exchange Capital Securities--Redemption."

RATINGS...........................  The Exchange Capital Securities are rated a3 by Moody's
                                    Investors Service, Inc. and "A" by Standard & Poor's
                                    Rating Services.

TRANSFER RESTRICTIONS.............  The Exchange Capital Securities will be issued, and may be transferred, only in minimum denominations of not
                                    less than $1,000. See "Description of Exchange
                                    Securities--Description of Exchange Capital
                                    Securities--Restrictions on Transfer." Any such transfer
                                    of Exchange Capital Securities in denominations of less
                                    than $1,000 shall be deemed to be void and of no legal
                                    effect whatsoever.

ABSENCE OF MARKET FOR THE CAPITAL
  SECURITIES......................  The Exchange Capital Securities will be a new issue of securities for which there currently is no market.
                                    Although the Initial Purchasers have informed the Trust
                                    and the Corporation that they each currently intend to
                                    make a market in the Capital Securities, the Initial
                                    Purchasers are not obligated to do so, and any such
                                    market-making may be discontinued at any time without
                                    notice. Accordingly, there can be no assurance as to the
                                    development or liquidity of any market for the Capital
                                    Securities. The Trust and the Corporation does not
                                    intend to apply for listing of the Capital Securities on
                                    any securities exchange or for quotation through Nasdaq.
                                    See "Plan of Distribution."


    For additional information regarding the Capital Securities, see "Description of Exchange Securities" and "Certain Federal Income Tax Consequences."

                                  RISK FACTORS

    THE CORPORATION IDENTIFIES THE FOLLOWING IMPORTANT FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY RESULTS THAT MIGHT BE PROJECTED, FORECAST, ESTIMATED OR BUDGETED BY THE CORPORATION AS FORWARD-LOOKING INFORMATION. ALL SUCH FACTORS ARE DIFFICULT TO PREDICT AND THE MAJORITY ARE BEYOND THE CONTROL OF THE CORPORATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE INFORMATION STATED BELOW. SEE "FORWARD-LOOKING INFORMATION."

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR
  SUBORDINATED DEBENTURES

    The obligations of the Corporation under the Guarantee issued by it for the benefit of the holders of Capital Securities, as well as under the Junior Subordinated Debentures, will be unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness. In addition, in the case of a bankruptcy or insolvency proceeding, the Corporation's obligations under the Guarantee will also rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation. At June 30, 1997, the aggregate principal amount of outstanding Senior Indebtedness was approximately $1.2 billion. In connection with the Acquisition, the aggregate principal amount of Senior Indebtedness will increase. See "Unaudited Pro Forma Combined Condensed Financial Statements." None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or by any subsidiary. See "Description of Exchange Securities--Description of Exchange Guarantee--Status of the Exchange Guarantee" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debenturs--Subordination."

    The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation's making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

    So long as no Debenture Event of Default (as defined in "Dexcription of Exchange Securities-- Description of Exchange Junior Subordinated Debentures--Debenture Events of Default") shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.072% per annum, compounded semi-annually), from the relevant payment date for such Distributions during any such Extension Period.

    Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.072%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures-- Option to Extend Interest Payment Date."

    Should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

    Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, merely as a result of the existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities may be more volatile than the market prices of other securities that are not subject to such deferrals.

    Although the Corporation has the right to exercise its option to defer payments of interest on the Junior Subordinated Debentures, the Corporation has no current intention to defer payments of interest on such debentures.

TAX EVENT REDEMPTION; POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

    Upon the occurrence and continuation of a Tax Event (as defined in "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment"), the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price prior to July 15, 2007 and within 90 days following the occurrence of such Tax Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

    The Taxpayer Relief Act of 1997, enacted on August 7, 1997, did not contain certain provisions of President Clinton's Fiscal Budget Proposal (the "Proposed Legislation") that, among other things, would have denied an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. There can be no assurance, however, that the Proposed Legislation or other legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures or that any legislation enacted after the date hereof would not cause a Tax Event that may result in the redemption of the Junior Subordinated Debentures and, consequently, the Trust Securities. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment." See also "Certain Federal Income Tax Consequences--Proposed Tax Legislation."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

    There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the

Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

    The Chase Manhattan Bank will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank will also act as Property Trustee and as Debenture Trustee under the Indenture. Chase Manhattan Bank Delaware will act as Delaware Trustee under the Trust Agreement. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon a termination and liquidation of the Trust. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of (or premium, if any) or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Description of Exchange Junior Subordinated Debentures--Debenture Events of Default" and "--Description of Exchange Guarantee." The Trust Agreement will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

    The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving the Corporation that may adversely affect such holders.

LIMITED VOTING RIGHTS

    Holders of Capital Securities will generally have voting rights relating only to the modification of the Capital Securities, the termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

HOLDING COMPANY STRUCTURE; DIVIDEND AND DISTRIBUTION RESTRICTIONS

    The Corporation's principal assets are the shares of capital stock of its insurance subsidiaries. The Corporation relies primarily on dividends from its subsidiaries to meet its obligations for paying principal and interest on outstanding debt obligations, distributions on Capital Securities, dividends to stockholders and corporate expenses. Except to the extent that the holding company may itself be a creditor with recognized claims against its subsidiaries, claims of creditors of such subsidiaries, including policyholders, have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the holding company, including claims under the Junior Subordinated Debentures. At June 30, 1997, liabilities of the Corporation's subsidiaries, including provisions for outstanding losses and unearned premiums, totaled $16.4 billion and assets of the subsidiaries totaled $20.8 billion.


    In the event of the insolvency, liquidation or other reorganization of any of the Corporation's subsidiaries, the creditors and stockholders of the Corporation will have no right to proceed against the assets of such subsidiary or to cause the liquidation or bankruptcy or winding-up of such subsidiary under applicable bankruptcy or winding-up laws. The applicable insurance laws of the domiciliary jurisdiction of each of the Corporation's insurance subsidiaries would govern any proceedings relating to such insurance subsidiary and the relevant insurance authority would act as a liquidator or rehabilitator for such subsidiary. Both creditors and policyholders of such subsidiary would be entitled to payment in full from such assets before the Corporation, as a shareholder, would be entitled to receive any distribution therefrom.



    The payment of dividends to the Corporation by its insurance subsidiaries is subject to limitations imposed by the insurance laws of the states in which such subsidiaries are domiciled or deemed to be commercially domiciled, which are Washington, Indiana, California, Missouri, Illinois, Texas, Pennsylvania and New York. It is generally the case that unless an insurance subsidiary receives advance approval from the Insurance Commissioner in its state of domicile, it may not pay a dividend which, together with any other dividends paid within the prior 12-month period, would exceed the greater of (i) 10% of such subsidiary's surplus as of the prior calendar year end and (ii) the net income from such subsidiary's operations for the prior calendar year. In the case of a Missouri-domiciled property and casualty insurance company, in the absence of advance approval, dividends cannot be paid if, together with any other dividends paid within the prior 12-month period, such aggregate dividends would exceed the insurance company's prior year investment income. Regulatory authorities may impose, from time to time, other restrictions which may affect the actual amounts available for dividends. Based on the applicable dividend restrictions, the annual limit on the amount of dividends available for payment by the Corporation's insurance subsidiaries for 1997 without regulatory approval is $665 million. Three of SAFECO's insurance subsidiaries received approval in July 1997 to pay dividends totalling $600 million to SAFECO to fund a portion of the purchase price for the Acquisition.

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

    The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities which remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Original Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

    The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount of Capital Securities have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement."

    The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by December 8, 1997 and declared effective by January 21, 1998, the Distribution rate borne by the Original Capital Securities will increase by 0.50% per annum until such registration statement has been filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Exchange Securities."

ABSENCE OF PUBLIC MARKET


    The Original Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Original Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the Exchange Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Original Capital Securities, or as to the liquidity of or the trading market for the Exchange Capital Securities or the Original Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

    If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of the Corporation and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

    Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

    Subject to the conditions set forth in "The Exchange Offer--Conditions to the Exchange Offer," delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) certificates for Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message (as defined in "The Exchange Offer--Acceptance for Exchange and Issuance of Exchange Capital Securities") if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Therefore, holders of Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under a duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

FLUCTUATION AND UNCERTAINTY OF PROPERTY AND CASUALTY INSURANCE INDUSTRY RESULTS

    The results of companies in the property and casualty insurance industry historically have been subject to significant fluctuations and uncertainties. The industry's profitability can be affected significantly by volatile and unpredictable developments (including catastrophes); changes in reserves resulting from the general claims and legal environments as different types of claims arise and judicial interpretations relating to the scope of insurers' liability develop; fluctuations in interest rates and other changes in the investment environment, which affect returns on invested capital; and inflationary pressures that affect the size of losses. The demand for property and casualty insurance can also vary significantly, generally rising as the overall level of economic activity increases and falling as such activity decreases. The property and casualty insurance industry historically has been cyclical, and the commercial lines business has been in a soft market since the late 1980s, primarily due to premium rate competition, which has resulted in lower underwriting profitability. The Corporation's results of operations may be adversely affected by these fluctuations.

CATASTROPHE LOSSES

    Property and casualty insurers are subject to claims arising out of catastrophes that may have a significant effect on their results of operations and financial condition. Losses caused by catastrophes have had a significant impact on the Corporation's results. Catastrophes can be caused by various events, including hurricanes, windstorms, earthquakes, hailstorms, explosions, severe winter weather and fires. The incidence and severity of catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to small geographic areas; however, hurricanes and earthquakes may produce significant damage in large, heavily populated areas. Although catastrophes can cause losses in a variety of the Corporation's property and casualty lines, most of the Corporation's past catastrophe-related claims have related to homeowners and other personal lines coverage. Insurance companies are not permitted to reserve for a catastrophe until it has occurred. Subject to restrictions imposed by insurance regulatory authorities and as dictated by business considerations, the Corporation attempts to limit its exposure to acceptable risk levels through selective underwriting practices, catastrophe reinsurance and higher deductibles on earthquake coverage in certain states. There can be no assurance, however, that such attempts will be successful. It is therefore possible that a catastrophic event or multiple catastrophic events could have a material adverse effect on the Corporation.

PROPERTY AND CASUALTY LOSS RESERVES

    The Corporation maintains property and casualty loss reserves to cover the estimated liability for unpaid losses and loss adjustment expenses for reported and unreported claims incurred as of the end of each accounting period. Reserves do not represent an exact calculation of liability. Rather, reserves represent estimates of what the Corporation expects the ultimate settlement and administration of claims will cost. These estimates, which generally involve actuarial projections, are based on the Corporation's assessment of facts and circumstances then known, as well as estimates of future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both internal and external events, such as changes in claims handling procedures, inflation, judicial trends and legislative changes. Many of these items are not directly quantifiable, particularly on a prospective basis. Additionally, there may be a significant reporting lag between the occurrence of the insured event and the time it is reported to the Corporation. The inherent uncertainties of estimating reserves are greater for certain types of property and casualty liabilities, particularly for environmental, asbestos and construction defect claims where the technological, judicial and political considerations affecting these types of claims are subject to change and long periods of time may elapse before a definitive determination of liability is made. Reserve estimates are continually refined in a regular and ongoing process as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed. Because setting reserves is inherently uncertain, there can be no assurance that current reserves will prove adequate for the Corporation in light of subsequent actual experience.

INTEGRATION; ACHIEVEMENT OF REVENUE ENHANCEMENTS AND EXPENSE SAVINGS

    The pro forma combined results of operations of SAFECO and American States do not necessarily indicate the Corporation's future results. Since SAFECO and American States both engage in the property and casualty insurance business and write many of the same lines of insurance throughout the United States, it is possible that, despite the differences in geographic and product line concentrations of SAFECO and American States, the Corporation could experience a loss of customers and agents as a result of the Acquisition. Management has estimated that capitalizing on cross-selling opportunities and capturing a larger share of business generated by existing agents will produce incremental annual revenues that will increase to approximately $170 million for the year 2000. In addition, management is working to integrate the operations of SAFECO and American States and to achieve significant expense savings by eliminating redundant expenses and facilities, streamlining corporate infrastructure and improving efficiency. Management has identified annual cost savings from the Acquisition that will increase to approximately $80 million for the year 2000. There can be no assurance that the Corporation will generate the projected revenues or achieve the projected savings.

INSURANCE REGULATION

    The Corporation and its insurance subsidiaries are subject to extensive regulation and supervision. This regulation is generally designed to protect the interests of policyholders rather than stockholders and other investors. Such regulation, generally administered by a department of insurance in each state in which the insurance subsidiaries do business, relates to, among other things, the standards of solvency that must be met and maintained; the licensing of insurers and their agents; the nature of and limitations on investments; the ability to withdraw from the state; the approval of premium rates; restrictions on the size of risks that may be insured under a single policy; reserves and provisions for unearned premiums, losses and other purposes; deposits of securities for the benefit of policyholders; approval of policy forms; and the regulation of market conduct, including underwriting and claims practices. State insurance departments also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to the financial condition of insurance companies, holding company issues and other matters. The Corporation's insurance subsidiaries are collectively licensed to transact insurance business in all 50 states and the District of Columbia. See "--Holding Company Structure; Dividend and Distribution Restrictions."

    An insurance company's capacity for premium growth is in part a function of the amount of its statutory surplus. Maintaining appropriate levels of statutory surplus is considered important by state insurance regulatory authorities and the private agencies that rate insurers' claims-paying abilities and financial strength. Failure to maintain certain levels of statutory surplus could result in increased regulatory scrutiny, action by state regulatory authorities or a downgrade by rating agencies.

    The NAIC has adopted a system of assessing minimum capital adequacy which is applicable to the Corporation's insurance subsidiaries. This system, known as risk-based capital ("RBC"), develops a risk profile of the insurer by comparing its adjusted surplus to its required surplus in order to determine whether the insurer merits further regulatory action. At June 30, 1997, the RBC ratios of the Corporation's insurance subsidiaries were substantially in excess of levels that would require regulatory action.

    In recent years the state insurance regulatory framework has come under increased federal scrutiny, and certain state legislatures have considered or enacted laws that altered and, in many cases, increased state authority to regulate insurance companies and insurance holding companies. Further, the NAIC and state insurance regulators are reexamining existing laws and regulations, specifically focusing on investment laws and regulations, modifications to holding company regulations, codification of statutory accounting practices, RBC guidelines, interpretations of existing laws and the development of new laws. Finally, various consumer movements have exerted pressure on elected officials to regulate or roll back property and casualty insurance rates. While most of these provisions have failed to become law, these initiatives may continue as legislators and regulators try to respond to insurance availability and affordability concerns. The Corporation cannot predict with certainty the effect any proposed or future legislation or NAIC initiative may have on the conduct of its business, its financial condition or its results of operations.

    All 50 states of the United States and the District of Columbia have laws requiring all property and casualty insurance companies doing business within the jurisdiction to participate in guaranty funds or associations, which are organized to pay contractual obligations under insurance policies issued by impaired or insolvent insurance companies and are funded by assessments based on a proportionate share of certain premiums written by such companies. These assessments may increase in the future depending on the rate of insurance company insolvencies. In addition, as a condition to the ability to conduct business in various states, the Corporation's insurance subsidiaries are required to participate in mandatory property and casualty shared market mechanisms or pooling arrangements, which provide various types of insurance coverage to individuals or other entities that otherwise are unable to purchase such coverage voluntarily from private insurers. The underwriting results of these pools traditionally have been unprofitable.

COMPETITION

    The insurance business is highly competitive. Competition is based on many factors, including the perceived overall financial strength of the insurer, pricing and other terms and conditions of products offered, levels of customer service (including the speed with which claims are paid) and experience in the business. Some of the insurers that compete with the Corporation have greater financial resources or lower cost structures than the Corporation. The Corporation also competes with insurance companies that use captive agents or salaried employees to sell their products. Because these companies generally do not pay commissions, they may be able to obtain business at a lower cost than the Corporation. In addition, the Corporation competes with organizations offering alternative forms of risk protection, including self-insurance and large-deductible programs. Finally, in recent years marketwide premium rates have leveled or been reduced in certain lines of business in which the Corporation competes.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed statements of income of the Corporation for the six months ended June 30, 1997 and for the year ended December 31, 1996 present results for the Corporation as if the Acquisition, the issuance of the Capital Securities, the issuance of the Notes and the other financings consummated by the Corporation in connection with the Acquisition (including the Related Financings, as hereinafter defined) had occurred at January 1, 1996. See "Capitalization." The accompanying unaudited pro forma combined condensed balance sheet as of June 30, 1997 gives effect to the Acquisition, the issuance of the Capital Securities, the issuance of the Notes and the other financings consummated by the Corporation in connection with the Acquisition (including the Related Financings) as if they had occurred as of June 30, 1997. The unaudited pro forma combined condensed financial statements do not purport to represent the Corporation's financial position or the operating results that would have been achieved had the Acquisition been consummated as of the dates indicated and should not be construed as projecting the Corporation's future financial position or operating results. The unaudited pro forma combined condensed financial statements do not reflect any projected revenue increases or cost savings. The pro forma adjustments are based on available information and certain assumptions that the Corporation currently believes are reasonable under the circumstances.

    The unaudited pro forma combined condensed financial statements should be read in conjunction with the accompanying notes thereto, the historical consolidated financial statements of SAFECO as of and for the year ended December 31, 1996 and the six months ended June 30, 1997 and the historical consolidated financial statements of American States as of and for the year ended December 31, 1996 and the six months ended June 30, 1997, in each case incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

    The pro forma adjustments are applied to the historical financial statements to account for, among other things, the Acquisition using the purchase method of accounting. Under purchase accounting, the total purchase cost for the Acquisition has been allocated to the assets and liabilities of American States based on their fair values. Allocations are subject to valuations as of the date of the Acquisition based on appraisals and other studies which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected herein. Although the final allocations will differ, the unaudited pro forma combined condensed financial statements reflect management's best estimates based on currently available information as of the date of this Prospectus.

    As part of the Acquisition, SAFECO and Lincoln National Corporation, as the majority shareholder of American States, jointly elected to treat the purchase of American States by SAFECO as an asset acquisition for federal income tax purposes pursuant to Section 338(h)(10) of the Internal Revenue Code of 1986, as amended. This election allows the Corporation to deduct the amortization of goodwill recorded in the Acquisition, thereby significantly improving the Corporation's future cash flows.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                        AS OF JUNE 30, 1997 (UNAUDITED)

                                                                   HISTORICAL         PRO FORMA
                                                             ----------------------  ADJUSTMENTS
                                                                         AMERICAN     INCREASE        NOTE        PRO FORMA
                                                              SAFECO      STATES     (DECREASE)     REFERENCE     COMBINED
                                                             ---------  -----------  -----------  -------------  -----------
                                                                                      (IN MILLIONS)
ASSETS:
  Investments:
    Fixed maturities available-for-sale, at market value...  $12,238.2   $ 3,787.6    $  (600.0)           (a)    $15,425.8
    Fixed maturities held-to-maturity, at amortized cost...    2,698.1          --                                  2,698.1
    Marketable equity securities, at market value..........    1,501.1       460.6                                  1,961.7
    Mortgage loans.........................................      460.3        21.9                                    482.2
    Real estate............................................      614.6          --                                    614.6
    Short-term investments.................................      110.1        74.2                                    184.3
    Other invested assets..................................       59.4        39.4                                     98.8
                                                             ---------  -----------  -----------                 -----------
      Total investments....................................   17,681.8     4,383.7       (600.0)                   21,465.5
  Cash.....................................................       80.5        19.3        (42.0)           (b)         57.8
  Accrued investment income................................      247.6        64.9                                    312.5
  Finance receivables......................................      913.8          --                                    913.8
  Premiums and other service fees receivable...............      486.9       482.8                                    969.7
  Reinsurance recoverables.................................      129.9       175.1                                    305.0
  Deferred policy acquisition costs........................      411.6       212.3                                    623.9
  Deferred federal income taxes recoverable................         --       121.1        102.5            (b)          0.0
                                                                                         (223.6)           (b)
  Land, buildings and equipment for company use............      171.7        31.8                                    203.5
  Cost in excess of net assets of acquired subsidiaries....       41.1        96.1        (96.1)           (b)      1,525.1
                                                                                        1,484.0            (b)
  Other assets.............................................      223.9        64.8                                    288.7
  Separate account assets..................................      662.2          --                                    662.2
                                                             ---------  -----------  -----------                 -----------
      Total assets.........................................  $21,051.0   $ 5,651.9    $   624.8                   $27,327.7
                                                             ---------  -----------  -----------                 -----------
                                                             ---------  -----------  -----------                 -----------

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Losses, adjustment expense and future policy benefits....  $ 2,128.8   $ 2,854.7                         (c)    $ 4,983.5
  Unearned premiums........................................      981.7       746.1                                  1,727.8
  Funds held under deposit contracts.......................   10,402.8          --                                 10,402.8
  Short-term debt..........................................      906.3        66.7        (66.7)           (a)      1,644.8
                                                                                          738.5            (a)
  Long-term debt...........................................      434.9       232.9       (232.9)           (a)        634.9
                                                                                          200.0            (a)
  Other liabilities........................................      669.3       334.5         41.0            (b)      1,044.8
                                                                                                           (d)
  Current federal income taxes payable.....................       12.3          --                                     12.3
  Deferred federal income taxes payable....................      482.1          --       (223.6)           (b)        258.5
  Separate account liabilities.............................      662.2          --                                    662.2
                                                             ---------  -----------  -----------                 -----------
      Total liabilities....................................   16,680.4     4,234.9        456.3                    21,371.6
  Corporation-obligated, mandatorily redeemable capital
    securities of subsidiary trusts holding solely junior
    subordinated debentures of the Corporation.............                               990.0            (a)        990.0
                                                             ---------  -----------  -----------                 -----------
  Common stock.............................................      227.9       304.5       (304.5)           (e)        823.4
                                                                                          595.5            (a)
  Retained earnings........................................    3,190.4       941.0       (941.0)           (e)      3,190.4
  Unrealized appreciation of investment securities, net of
    tax....................................................      956.6       171.5       (171.5)           (e)        956.6
  Unrealized loss from foreign currency translation, net of
    tax....................................................       (4.3)         --                                     (4.3)
                                                             ---------  -----------  -----------                 -----------
      Total stockholders' equity...........................    4,370.6     1,417.0       (821.5)                    4,966.1
                                                             ---------  -----------  -----------                 -----------
      Total liabilities and stockholders' equity...........  $21,051.0   $ 5,651.9    $   624.8                   $27,327.7
                                                             ---------  -----------  -----------                 -----------
                                                             ---------  -----------  -----------                 -----------

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
               FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)

                                                                HISTORICAL           PRO FORMA
                                                         ------------------------   ADJUSTMENTS
                                                                       AMERICAN      INCREASE         NOTE        PRO FORMA
                                                           SAFECO       STATES      (DECREASE)      REFERENCE     COMBINED
                                                         -----------  -----------  -------------  -------------  -----------
                                                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
REVENUES:
  Insurance:
    Property and casualty earned premiums..............   $ 1,176.4    $   824.1                                  $ 2,000.5
    Life and health premiums and other revenues........       134.9         29.0                                      163.9
                                                         -----------  -----------                                -----------
      Total............................................     1,311.3        853.1                                    2,164.4
  Real estate..........................................        32.7           --                                       32.7
  Finance..............................................        41.0           --                                       41.0
  Asset management.....................................        11.7           --                                       11.7
  Other................................................        25.1          6.7                                       31.8
  Net investment income................................       583.7        133.0     $   (16.2)            (f)        700.5
  Realized investment gain.............................        40.8         19.4                                       60.2
                                                         -----------  -----------       ------                   -----------
      Total revenues...................................     2,046.3      1,012.2         (16.2)                     3,042.3
                                                         -----------  -----------       ------                   -----------

EXPENSES:
  Losses, adjustment expense and policy benefits.......     1,210.3        620.9                                    1,831.2
  Commissions..........................................       226.6        148.3                                      374.9
  Interest.............................................        37.4         10.4          17.9             (f)         65.7
  Other................................................       284.9        122.4          24.8             (f)        431.3
                                                                                          (0.8)            (f)
  Amortization of deferred policy acquisition costs....       223.1        169.0                                      392.1
  Deferral of policy acquisition costs.................      (236.1)      (178.1)                                    (414.2)
                                                         -----------  -----------       ------                   -----------
      Total expenses...................................     1,746.2        892.9          41.9                      2,681.0
                                                         -----------  -----------       ------                   -----------
Income before income taxes.............................       300.1        119.3         (58.1)                       361.3
Provision (benefit) for federal income taxes...........        71.4         21.0         (13.1)            (g)         79.3
                                                         -----------  -----------       ------                   -----------
Income before distributions on capital securities......       228.7         98.3         (45.0)                       282.0
Distributions on capital securities, net of tax........          --           --          26.8             (h)         26.8
                                                         -----------  -----------       ------                   -----------
Net income available to common stockholders............   $   228.7    $    98.3     $   (71.8)                   $   255.2
                                                         -----------  -----------       ------                   -----------
                                                         -----------  -----------       ------                   -----------
Net income per share of common stock:
    Income before realized gain........................   $    1.60                                               $    1.56
    Realized gain......................................         .21                                                     .27
                                                         -----------                                             -----------
Net income per share...................................   $    1.81                                               $    1.83
                                                         -----------                                             -----------
                                                         -----------                                             -----------

Weighted average shares outstanding....................       126.3                                        (i)        139.3

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                FOR THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)

                                                                HISTORICAL           PRO FORMA
                                                         ------------------------   ADJUSTMENTS
                                                                       AMERICAN      INCREASE         NOTE        PRO FORMA
                                                           SAFECO       STATES      (DECREASE)      REFERENCE     COMBINED
                                                         -----------  -----------  -------------  -------------  -----------
                                                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
REVENUES:
  Insurance:
    Property and casualty earned premiums..............   $ 2,275.4    $ 1,617.2                                  $ 3,892.6
    Life and health premiums and other revenues........       265.9         56.9                                      322.8
                                                         -----------  -----------                                -----------
      Total............................................     2,541.3      1,674.1                                    4,215.4
  Real estate..........................................        79.9           --                                       79.9
  Finance..............................................        75.7           --                                       75.7
  Asset management.....................................        23.2           --                                       23.2
  Other................................................        38.5           --                                       38.5
  Net investment income................................     1,116.7        274.3     $   (32.4)            (f)      1,358.6
  Realized investment gain.............................        90.1         35.6                                      125.7
                                                         -----------  -----------  -------------                 -----------
      Total revenues...................................     3,965.4      1,984.0         (32.4)                     5,917.0
                                                         -----------  -----------  -------------                 -----------

EXPENSES:
  Losses, adjustment expense and policy benefits.......     2,362.7      1,248.9                                    3,611.6
  Commissions..........................................       415.7        283.0                                      698.7
  Interest.............................................        72.4         12.4          35.8             (f)        120.6
  Other................................................       552.6        243.8          49.5             (f)        844.4
                                                                                          (1.5)            (f)
  Amortization of deferred policy acquisition costs....       426.9        338.0                                      764.9
  Deferral of policy acquisition costs.................      (443.4)      (337.8)                                    (781.2)
                                                         -----------  -----------  -------------                 -----------
      Total expenses...................................     3,386.9      1,788.3          83.8                      5,259.0
                                                         -----------  -----------  -------------                 -----------
Income before income taxes.............................       578.5        195.7        (116.2)                       658.0
Provision (benefit) for federal income taxes...........       139.5         26.0         (26.2)            (g)        139.3
                                                         -----------  -----------  -------------                 -----------
Income before distributions on capital securities......       439.0        169.7         (90.0)                       518.7
Distributions on capital securities, net of tax........          --           --          53.6             (h)         53.6
                                                         -----------  -----------  -------------                 -----------
Net income available to common stockholders............   $   439.0    $   169.7     $  (143.6)                   $   465.1
                                                         -----------  -----------  -------------                 -----------
                                                         -----------  -----------  -------------                 -----------
Net income per share of common stock:
    Income before realized gain........................   $    3.02                                               $    2.75
    Realized gain......................................         .46                                                     .59
                                                         -----------                                             -----------
Net income per share...................................   $    3.48                                               $    3.34
                                                         -----------                                             -----------
                                                         -----------                                             -----------

Weighted average shares outstanding....................       126.1                                        (i)        139.1

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

 (a) The following adjustments reflect the funding of the Acquisition:

SOURCES:
  Proceeds from issuance of commercial paper (after application of the net proceeds of $595.5 from issuance of common stock and the issuance of an additional $150 aggregate liquidation
    amount of capital securities).................................  $   738.5
  Proceeds from issuance of Notes.................................      200.0
  Net proceeds from issuance of capital securities................      990.0
  Net proceeds from issuance of common stock......................      595.5
  Dividend from SAFECO's property and casualty subsidiaries.......      600.0
                                                                    ---------
    Total.........................................................  $ 3,124.0
                                                                    ---------
                                                                    ---------
USES:
  Purchase price of outstanding shares of common stock of American
    States (60,093,615 shares x $47)..............................  $ 2,824.4
  Retirement of American States debt..............................      299.6
                                                                    ---------
    Total.........................................................  $ 3,124.0
                                                                    ---------
                                                                    ---------

 (b) The following adjustments result from the allocation of the purchase price for the Acquisition based on the fair value of the net assets acquired:

                                                                                       DEBIT
                                                                                     (CREDIT)
                                                                                     ---------
ASSETS:
  Record the direct out-of-pocket costs of the Acquisition.........................  $   (42.0)
  Adjustment to reflect the deferred tax benefit of purchase accounting
    adjustments....................................................................      102.5
  Net American States' deferred tax asset against SAFECO's deferred tax
    liability......................................................................     (223.6)
  Eliminate American States' goodwill..............................................      (96.1)
  Record the excess of the cost to acquire American States over the fair value of
    net assets acquired (goodwill).................................................    1,484.0
LIABILITIES:
  Adjustments to other liabilities:
    Record lease-related fair value adjustments....................................  $   (18.0)
    Record the estimated liability for change of control and other costs for
      certain executive officers and employees of American States..................      (30.0)
    Increase liability for pension obligations.....................................       (9.6)
    Reduce liability for postretirement obligations................................       16.6
                                                                                     ---------
      Total adjustments to other liabilities.......................................  $   (41.0)
                                                                                     ---------
                                                                                     ---------

 (c) Adjustments of unpaid loss and loss adjustment expense resulting from the Corporation's evaluation of American States' reserves will be recorded in operations in the period determined. The Corporation expects to record $40.0 of additional reserves in the fourth quarter of 1997, which will result in an after-tax charge of $26.0 for such quarter.

 (d) The Corporation expects to accrue in the fourth quarter of 1997 an estimated liability of $23.0 ($15.0 after-tax) for first-year incentive commissions on certain American States' personal lines business.

                                                        (CONTINUED ON NEXT PAGE)

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                (IN MILLIONS, EXCEPT SHARE AMOUNTS) (CONTINUED)

(CONTINUED FROM PREVIOUS PAGE)

 (e) Adjustment to eliminate American States' equity:

Common stock.......................................................  $  (304.5)
Retained earnings..................................................     (941.0)
Unrealized gain....................................................     (171.5)

 (f) The following adjustments reflect the annual income statement effect of the pro forma adjustments. The income statement adjustments for the six-month period ended June 30, 1997 are equal to one-half of the annual amounts presented:

                                                                               ANNUAL INCREASE
                                                                                (DECREASE) IN
                                                                                PRETAX INCOME
                                                                               ---------------
INVESTMENT INCOME:
  Loss of investment income due to dividend from SAFECO's property and casualty subsidiaries ($600.0 x 5.4%, rate based on market yields for
    tax-exempt securities at September 5, 1997)..............................     $   (32.4)
INTEREST EXPENSE:
  Retire existing American States debt
    ($100.0 x 7 1/8%, $200.0 x 6.7%).........................................     $    20.5
  Commercial paper interest expense ($738.5 x 5.7%)..........................         (42.1)
  Notes interest expense ($200.0 x 7.1%).....................................         (14.2)
                                                                                    -------
    Total interest expense effect............................................         (35.8)
                                                                                    -------
  Record the amortization of goodwill over 30 years..........................         (49.5)
  Record amortization of unfavorable lease obligation........................           1.5
                                                                                    -------
    Total pretax income effect...............................................     $  (116.2)
                                                                                    -------
    (g) Record income tax expense (benefit) of the pro forma.................
        adjustments..........................................................     $   (26.2)
    (h) Distributions on capital securities, net of tax......................
        ($1,000 x 8.25% = 82.5) x (100% - 35%)...............................     $    53.6

    The interest rate on the Notes and the distribution rate on the Capital Securities are based on effective cost, including the cost of an interest rate lock, of the Notes and the Capital Securities. The Corporation issued $1,500 of commercial paper in late September 1997 ($750 on September 26, 1997 and $750 on September 29, 1997) at interest rates ranging from 5.65% to 5.70% and maturities ranging from October 20, 1997 to January 29, 1998 and used all but $16 to finance the Acquisition. The Corporation, through a subsidiary trust, may issue an additional $150 aggregate liquidation amount of capital securities in 1997 to retire a like amount of commercial paper.

 (i) Reflects the issuance of shares of Common Stock at a public offering price of $47.50 per share and gross proceeds of $617.5.

                               SAFECO CORPORATION

    The Corporation is one of the largest property and casualty insurance companies in the United States. On a pro forma basis giving effect to the Acquisition and the Related Financings, the Corporation had consolidated revenues of $5.9 billion in 1996, and total assets of $27.3 billion and total stockholders' equity of $5.0 billion at June 30, 1997. The Corporation provides a broad range of personal and commercial property and casualty insurance to individuals, businesses, government entities and associations. SAFECO and American States have each underwritten property and casualty insurance since the 1920s. Through its insurance subsidiaries, the Corporation is licensed as a property and casualty insurer in all 50 states and the District of Columbia, with a significant presence in the Pacific Northwest and the Midwest. The Corporation's property and casualty operations generated approximately 92% of the Corporation's insurance revenues in 1996. Of the Corporation's 1996 net written property and casualty premiums of $3.9 billion, personal and commercial lines accounted for 60% and 40%, respectively.

    The Corporation also offers annuities, retirement services and group life and health and individual life insurance. In addition, the Corporation conducts commercial lending and leasing, asset management, insurance agency and financial services distribution operations, and real estate investment and management.

    The Corporation's principal executive officers are located at 4333 Brooklyn Avenue N.E., Seattle, Washington 98185, and its telephone number is (206) 545-5000.

    The Corporation is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. For further information regarding the Corporation, holders of Original Capital Securities may refer to such reports, proxy statements and other information which are available as described in "Available Information" and "Incorporation of Certain Documents by Reference."

                                USE OF PROCEEDS

    This Exchange Offer is intended to satisfy certain obligations of the Corporation under the Registration Rights Agreement. Neither the Corporation nor the Trust will receive any proceeds from the issuance of the Exchange Capital Securities and the Exchange Guarantee offered hereby and has agreed to pay the exepnses of the Exchange Offer. In consideration for issuing the Exchange Capital Securities as contemplated in this Prospectus, the Trust will receive, in exchange, Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled and cannot be re-issued.

    The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Original Capital Securities was $850,000,000. All of the proceeds from the sale of the Original Capital Securities were invested by the Trust in the Original Junior Subordinated Debentures. The net proceeds from the sale of the Original Junior Subordinated Debentures were used to fund a portion of the cost of the Acquisition. The form and terms of the Exchange Junior Subordinated Debentures are identical in all material respects to the form and terms of the Original Junior Subordinated Debentures, except as otherwise described in "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures." Accordingly, issuance of the Exchange Junior Subordinated Debentures will not result in any increase in the outstanding debt of the Corporation.

      RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
                      DISTRIBUTIONS ON CAPITAL SECURITIES

    The following table sets forth the Corporation's ratios of earnings to fixed charges and earnings to fixed charges and distributions on capital securities:

                                                         PRO FORMA
                                                 --------------------------
                                                  SIX MONTHS    YEAR ENDED   SIX MONTHS       YEARS ENDED DECEMBER 31,
                                                  ENDED JUNE     DEC. 31,    ENDED JUNE   ---------------------------------
                                                   30, 1997        1996       30, 1997      1996       1995        1994
                                                 -------------  -----------  -----------  ---------  ---------     -----
Ratio of earnings to fixed charges(1)..........          6.0           6.0          8.4         8.6        6.7         6.2
Ratio of earnings to fixed charges and
  distributions on capital securities..........          3.8           3.7          8.4         8.6        6.7         6.2
Ratio of earnings to fixed charges excluding
  SAFECO Credit Company, Inc.(1)...............          8.8           8.7         22.0        20.5       11.5         9.5
Ratio of earnings to fixed charges and
  distributions on capital securities,
  excluding SAFECO Credit Company, Inc.........          4.6           4.4         22.0        20.5       11.5         9.5


                                                   1993       1992
                                                 ---------  ---------
Ratio of earnings to fixed charges(1)..........       10.1        7.0
Ratio of earnings to fixed charges and
  distributions on capital securities..........       10.1        7.0
Ratio of earnings to fixed charges excluding
  SAFECO Credit Company, Inc.(1)...............       16.1       10.6
Ratio of earnings to fixed charges and
  distributions on capital securities,
  excluding SAFECO Credit Company, Inc.........       16.1       10.6


------------------------

(1) Excludes distributions on capital securities.

    For purposes of computing the ratios of earnings to fixed charges, earnings represent net income before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges include all interest expense, distributions on capital securities (except where noted) and the proportion deemed representative of the interest factor of rent expense. The table also presents the pro forma ratios of earnings to fixed charges for the six months ended June 30, 1997 and for the year ended December 31, 1996 as if the Acquisition and related transactions had been consummated on January 1, 1996.

                                 CAPITALIZATION

    The following table sets forth the unaudited consolidated capitalization of SAFECO as of June 30, 1997, as adjusted to reflect the consummation of the Acquisition and the issuance of an additional $150 million aggregate liquidation amount of capital securities, $1,334 million of commercial paper and the issuance of Common Stock in an equity offering with net proceeds of $595.5 million (collectively, the "Related Financings"), and as further adjusted to reflect the issuance of the Capital Securities and the Notes and the application of the net proceeds therefrom. The issuance of the Exchange Notes and the Exchange Capital Securities will have no effect on the capitalization of the Corporation. The information presented below should be read in conjunction with the historical consolidated financial statements of SAFECO and the related notes thereto, the historical consolidated financial statements of American States and the related notes thereto and the unaudited pro forma combined condensed financial statements of the Corporation, included elsewhere in this Prospectus or incorporated by reference herein from the SAFECO Annual Report and the American States Annual Report (as defined in "Selected Financial Information"), as the case may be.

                                                                                   JUNE 30, 1997
                                                                  -----------------------------------------------
                                                                                                 AS ADJUSTED FOR
                                                                              AS ADJUSTED FOR       THE 8.072%
                                                                              THE ACQUISITION        CAPITAL
                                                                   SAFECO     AND THE RELATED     SECURITIES AND
                                                                   ACTUAL        FINANCINGS         THE NOTES
                                                                  ---------  ------------------  ----------------
                                                                                   (IN MILLIONS)
Credit company debt.............................................  $   907.7      $    907.7         $    907.7
Commercial paper(1).............................................         --         1,334.0              738.5
7 7/8% Notes due 2005...........................................      200.0           200.0              200.0
Notes...........................................................         --           200.0              200.0
Other notes and mortgages.......................................      233.5           233.5              233.5
                                                                  ---------        --------           --------
    Total debt..................................................    1,341.2         2,875.2            2,279.7

Corporation-obligated, mandatorily redeemable capital securities of subsidiary trusts holding solely junior subordinated
  debentures of the Corporation.................................         --           990.0              990.0
Total stockholders' equity......................................    4,370.6         4,370.6            4,966.1
                                                                  ---------        --------           --------
    Total capitalization........................................  $ 5,711.8      $  8,235.8         $  8,235.8
                                                                  ---------        --------           --------
                                                                  ---------        --------           --------

------------------------

(1) The Corporation issued $1,500 million of commercial paper in late September 1997 and used all but $16 million to finance the Acquisition. The $1,334 million of commercial paper is net of the $16 million not used to finance the Acquisition and the $150 million aggregate liquidation amount of capital securities that may be issued in the fourth quarter of 1997.

                         SELECTED FINANCIAL INFORMATION

SELECTED GAAP CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF SAFECO

    The selected consolidated financial information presented below is derived from the consolidated financial statements of SAFECO and its subsidiaries. Such financial statements have been audited by Ernst & Young LLP, independent auditors, for each of the three years in the period ended December 31, 1996. The consolidated financial statements of SAFECO and its subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 are incorporated by reference to the SAFECO Annual Report on Form 10-K for the year ended December 31, 1996 (the "SAFECO Annual Report"), and the information set forth below should be read in conjunction with such consolidated financial statements and the notes thereto. See "Incorporation of Certain Documents by Reference." The selected consolidated financial information as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 are derived from unaudited consolidated financial statements of SAFECO which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such financial information. The results for the six months ended June 30, 1997 do not necessarily indicate the results for the entire year.

                                                 SIX MONTHS ENDED
                                                     JUNE 30,            YEAR ENDED DECEMBER 31,
                                               --------------------  -------------------------------
                                                 1997       1996       1996       1995       1994
                                               ---------  ---------  ---------  ---------  ---------
                                                      (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenues:
  Insurance:
    Property and casualty earned premiums....  $ 1,176.4  $ 1,112.4  $ 2,275.4  $ 2,162.1  $ 2,053.4
    Life and health premiums and other
      revenues...............................      134.9      132.3      265.9      261.6      276.8
                                               ---------  ---------  ---------  ---------  ---------
      Total..................................    1,311.3    1,244.7    2,541.3    2,423.7    2,330.2
  Other......................................      110.5      106.3      217.3      191.6      201.8
  Net investment income......................      583.7      549.8    1,116.7    1,075.3      991.6
  Realized investment gain...................       40.8       52.8       90.1       64.3       39.0
                                               ---------  ---------  ---------  ---------  ---------
    Total revenues...........................    2,046.3    1,953.6    3,965.4    3,754.9    3,562.6
                                               ---------  ---------  ---------  ---------  ---------
Expenses:
  Losses, adjustment expense and policy
    benefits.................................    1,210.3    1,167.7    2,362.7    2,250.4    2,202.3
  Commissions................................      226.6      201.4      415.7      401.2      394.1
  Interest...................................       37.4       35.4       72.4       85.4       70.3
  Other......................................      271.9      264.3      536.1      504.1      506.2
                                               ---------  ---------  ---------  ---------  ---------
      Total expenses.........................    1,746.2    1,668.8    3,386.9    3,241.1    3,172.9
                                               ---------  ---------  ---------  ---------  ---------
Income before income taxes...................      300.1      284.8      578.5      513.8      389.7
Provision for federal income taxes...........       71.4       68.1      139.5      114.8       75.3
                                               ---------  ---------  ---------  ---------  ---------
Net income...................................  $   228.7  $   216.7  $   439.0  $   399.0  $   314.4
                                               ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------
Net income per share of common stock:
  Income before realized gain................  $    1.60  $    1.45  $    3.02  $    2.84  $    2.29
  Realized gain..............................        .21        .27        .46        .33        .21
                                               ---------  ---------  ---------  ---------  ---------
Net income per share.........................  $    1.81  $    1.72  $    3.48  $    3.17  $    2.50
                                               ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------
Weighted average shares outstanding..........      126.3      126.0      126.1      126.0      125.9

                                                        (CONTINUED ON NEXT PAGE)

(CONTINUED FROM PREVIOUS PAGE)

                                                                 AT JUNE             AT DECEMBER 31,
                                                                   30,      ----------------------------------
                                                                   1997        1996        1995        1994
                                                                ----------  ----------  ----------  ----------
                                                                         (IN MILLIONS, EXCEPT RATIOS)
BALANCE SHEET DATA:
Assets:
  Investments:
    Fixed maturities available-for-sale, at market value......  $ 12,238.2  $ 11,936.2  $ 11,928.1  $  9,509.1
    Fixed maturities held-to-maturity, at amortized cost......     2,698.1     2,488.3     2,044.5     2,053.1
    Marketable equity securities, at market value.............     1,501.1     1,298.8     1,119.4       855.1
    Other invested assets.....................................     1,244.4     1,166.2     1,040.2     1,049.7
                                                                ----------  ----------  ----------  ----------
      Total investments.......................................    17,681.8    16,889.5    16,132.2    13,467.0
  Finance receivables.........................................       913.8       829.1       741.2       619.1
  Premiums and other service fees receivable..................       486.9       467.2       444.6       418.7
  Deferred policy acquisition costs...........................       411.6       396.1       356.4       388.8
  Other assets................................................       894.7       844.6       817.0       849.8
  Separate account assets.....................................       662.2       491.2       276.4       158.3
                                                                ----------  ----------  ----------  ----------
      Total assets............................................  $ 21,051.0  $ 19,917.7  $ 18,767.8  $ 15,901.7
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------
Liabilities and Stockholders' Equity:
  Losses, adjustment expense and future policy benefits.......  $  2,128.8  $  2,237.8  $  2,361.3  $  2,421.2
  Unearned premiums...........................................       981.7       946.9       910.8       867.0
  Funds held under deposit contracts..........................    10,402.8     9,792.7     8,756.4     7,988.5
  Short-term debt.............................................       906.3       793.4       608.6       639.3
  Long-term debt..............................................       434.9       440.1       458.9       343.6
  Other liabilities...........................................     1,163.7     1,100.3     1,412.8       654.3
  Separate account liabilities................................       662.2       491.2       276.4       158.3
                                                                ----------  ----------  ----------  ----------
      Total liabilities.......................................    16,680.4    15,802.4    14,785.2    13,072.2
                                                                ----------  ----------  ----------  ----------
  Common stock................................................       227.9       225.3       217.4       211.2
  Retained earnings...........................................     3,190.4     3,042.2     2,755.5     2,495.8
  Unrealized appreciation of investment securities, net of
    tax/other.................................................       952.3       847.8     1,009.7       122.5
                                                                ----------  ----------  ----------  ----------
      Total stockholders' equity..............................     4,370.6     4,115.3     3,982.6     2,829.5
                                                                ----------  ----------  ----------  ----------
      Total liabilities and stockholders' equity..............  $ 21,051.0  $ 19,917.7  $ 18,767.8  $ 15,901.7
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------
OTHER PROPERTY AND CASUALTY DATA-- STATUTORY BASIS:
Policyholders' surplus(1).....................................  $  2,431.1  $  2,166.2  $  1,864.7  $  1,506.1
Ratio of net written premiums to policyholders' surplus(2)....         1.0x        1.1x        1.2x        1.4x
Combined ratio(3).............................................        97.6%       98.8%       99.6%      103.6%
Industry combined ratio(4)....................................         N/A       105.8%      106.5%      108.4%

------------------------

(1) Excludes surplus of SAFECO's life and health subsidiaries of $619.0, $587.7, $504.7 and $416.8 at June 30, 1997 and December 31, 1996, 1995 and 1994,
    respectively.

(2) Annual ratios represent statutory net written premiums for the year divided by statutory policyholders' surplus at the end of the year attributable to the property and casualty business. The six-month ratio is based on annualized statutory net written premiums divided by statutory policyholders' surplus at the end of the six-month period.

(3) The combined ratio is an industry measurement of the results of property and casualty insurance underwriting. This ratio is the sum of the ratio of incurred losses and loss adjustment expenses to net earned premiums (the "loss and LAE ratio"), the ratio of underwriting expenses incurred to net written premiums (the "underwriting expense ratio") and, where applicable, the ratio of dividends to policyholders to net earned premiums. A combined ratio under 100% generally indicates an underwriting profit; a combined ratio over 100% generally indicates an underwriting loss.

(4) Source: A.M. Best; data for 1997 are not yet available.

SELECTED GAAP CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF AMERICAN STATES


    The selected consolidated financial information presented below is derived from the consolidated financial statements of American States and its subsidiaries. Such financial statements have been audited by Ernst & Young LLP, independent auditors, for each of the three years in the period ended December 31, 1996. The consolidated financial statements of American States and its subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 are included in the American States Annual Report on Form 10-K, Form 10-K/A(1) and Form 10-K/A(2) for the year ended December 31, 1996 (collectively, the "American States Annual Report"), and the information set forth below should be read in conjunction with such consolidated financial statements and the notes thereto. See "Incorporation of Certain Documents by Reference." The selected consolidated financial information as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 are derived from unaudited consolidated financial statements of American States which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such financial information. The results for the six months ended June 30, 1997 do not necessarily indicate the results for the entire year.


                                                 SIX MONTHS ENDED
                                                     JUNE 30,            YEAR ENDED DECEMBER 31,
                                               --------------------  -------------------------------
                                                 1997       1996       1996       1995       1994
                                               ---------  ---------  ---------  ---------  ---------
                                                                   (IN MILLIONS)
INCOME STATEMENT DATA:
Revenues:
  Insurance:
    Property and casualty earned premiums....  $   824.1  $   819.6  $ 1,617.2  $ 1,689.6  $ 1,693.5
    Life and health premiums and other
      revenues...............................       29.0       28.9       56.9       56.8       52.5
                                               ---------  ---------  ---------  ---------  ---------
      Total..................................      853.1      848.5    1,674.1    1,746.4    1,746.0
  Other......................................        6.7         --         --      (28.4)        --
  Net investment income......................      133.0      134.5      274.3      266.6      260.5
  Realized investment gain...................       19.4       28.4       35.6       41.0       19.9
                                               ---------  ---------  ---------  ---------  ---------
      Total revenues.........................    1,012.2    1,011.4    1,984.0    2,025.6    2,026.4
                                               ---------  ---------  ---------  ---------  ---------
Expenses:
  Losses, adjustment expense and policy
    benefits.................................      620.9      655.9    1,248.9    1,242.3    1,272.0
  Commissions................................      140.8      144.4      283.0      291.6      296.9
  Interest...................................       10.4        1.8       12.4         --         --
  Other......................................      120.8      122.4      244.0      282.6      257.2
                                               ---------  ---------  ---------  ---------  ---------
      Total expenses.........................      892.9      924.5    1,788.3    1,816.5    1,826.1
                                               ---------  ---------  ---------  ---------  ---------
Income before income taxes...................      119.3       86.9      195.7      209.1      200.3
Provision for federal income taxes...........       21.0       10.2       26.0       30.8       15.7
                                               ---------  ---------  ---------  ---------  ---------
Net income...................................  $    98.3  $    76.7  $   169.7  $   178.3  $   184.6
                                               ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------
Net income before realized investment gain...  $    88.0  $    59.6  $   146.2  $   156.7  $   171.6

                                                        (CONTINUED ON NEXT PAGE)

(CONTINUED FROM PREVIOUS PAGE)

                                                                                         AT DECEMBER 31,
                                                                    AT JUNE 30,  -------------------------------
                                                                       1997        1996       1995       1994
                                                                    -----------  ---------  ---------  ---------
                                                                            (IN MILLIONS, EXCEPT RATIOS)
BALANCE SHEET DATA:
Assets:
  Investments:
    Fixed maturities available-for-sale, at market value..........   $ 3,787.6   $ 3,763.9  $ 3,860.9  $ 3,429.9
    Marketable equity securities, at market value.................       460.6       435.1      437.7      522.5
    Other invested assets.........................................       135.5       143.6      131.6      188.9
                                                                    -----------  ---------  ---------  ---------
      Total investments...........................................     4,383.7     4,342.6    4,430.2    4,141.3
  Premiums receivable.............................................       482.8       413.4      377.8      384.0
  Deferred policy acquisition costs...............................       212.3       202.2      199.2      210.8
  Other assets....................................................       573.1       582.9      532.0      683.2
                                                                    -----------  ---------  ---------  ---------
      Total assets................................................   $ 5,651.9   $ 5,541.1  $ 5,539.2  $ 5,419.3
                                                                    -----------  ---------  ---------  ---------
                                                                    -----------  ---------  ---------  ---------
Liabilities and Stockholders' Equity:
  Losses, adjustment expense and future policy benefits...........   $ 2,854.7   $ 2,868.3  $ 2,828.3  $ 2,878.2
  Unearned premiums...............................................       746.1       712.0      718.5      725.4
  Short-term debt.................................................        66.7        66.7         --         --
  Long-term debt..................................................       232.9       232.9         --         --
  Other liabilities...............................................       334.5       325.2      323.7      347.1
                                                                    -----------  ---------  ---------  ---------
      Total liabilities...........................................     4,234.9     4,205.1    3,870.5    3,950.7
                                                                    -----------  ---------  ---------  ---------
  Common stock....................................................       304.5       304.5      387.5      387.5
  Retained earnings...............................................       941.0       867.9    1,069.4    1,090.1
  Unrealized appreciation (depreciation) of investment securities,
    net of tax....................................................       171.5       163.6      211.8       (9.0)
                                                                    -----------  ---------  ---------  ---------
      Total stockholders' equity..................................     1,417.0     1,336.0    1,668.7    1,468.6
                                                                    -----------  ---------  ---------  ---------
      Total liabilities and stockholders' equity..................   $ 5,651.9   $ 5,541.1  $ 5,539.2  $ 5,419.3
                                                                    -----------  ---------  ---------  ---------
                                                                    -----------  ---------  ---------  ---------
OTHER PROPERTY AND CASUALTY DATA-- STATUTORY BASIS:
Policyholders' surplus(1).........................................   $ 1,092.9   $   966.0  $ 1,011.0  $   980.7
Ratio of net written premiums to policyholders' surplus(2)........         1.5x        1.7x       1.7x       1.7x
Combined ratio(3).................................................       102.9%      105.8%     103.6%     104.6%
Industry combined ratio(4)........................................         N/A       105.8%     106.5%     108.4%

------------------------

(1) Excludes surplus of American States Life Insurance Company of $60.6, $57.4, $51.7 and $61.2 at June 30, 1997 and December 31, 1996, 1995 and 1994,
    respectively.

(2) Annual ratios represent statutory net written premiums for the year divided by statutory policyholders' surplus at the end of the year attributable to the property and casualty business. The six-month ratio is based on annualized statutory net written premiums divided by statutory policyholders' surplus at the end of the six-month period.

(3) The combined ratio is an industry measurement of the results of property and casualty insurance underwriting. This ratio is the sum of the loss and LAE ratio, the underwriting expense ratio and, where applicable, the ratio of dividends to policyholders to net earned premiums. A combined ratio under 100% generally indicates an underwriting profit; a combined ratio over 100% generally indicates an underwriting loss.

(4) Source: A.M. Best; data for 1997 are not yet available.

                             SAFECO CAPITAL TRUST I

    The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on June 19, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities." The Corporation has acquired Common Securities in a Liquidation Amount equal to approximately 3% of the total capital of the Trust. The Trust has a term of 41 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust are The Chase Manhattan Bank, as the Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The Chase Manhattan Bank, as Property Trustee, will act as sole indenture trustee under the Trust Agreement. Chase Manhattan Bank Delaware will also act as indenture trustee under the Guarantee and the Indenture. See "Description of Exchange Securities--Description of Exchange Guarantee" and "--Description of Exchange Junior Subordinated Debentures." The Chase Manhattan Bank also is the trustee for the Notes, the Corporation's 7.875% notes due 2005 and its medium term note program, the custodian for the SAFECO Life portfolios of investments, a lender under the Corporation's bank revolving credit facilities and a dealer under the Corporation's commercial paper program. In addition, the Corporation and its subsidiaries maintain various depository and disbursement accounts with The Chase Manhattan Bank.

    The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation has and will continue to pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Capital Securities and has and will continue to pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o SAFECO Corporation, SAFECO Plaza, 4333 Brooklyn Avenue N.E., Seattle, Washington 98185.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    In connection with the sale of the Original Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

    The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by December 8, 1997 and declared effective by January 21, 1998, the Distribution rate borne by the Original Capital Securities will increase by 0.50% per annum until such registration statement is filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

    The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

    Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

    Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debentures. The Exchange Guarantee and Exchange Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

    The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $850 million aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $850 million of Exchange Capital Securities in exchange for a like principal amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

    The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $850 million aggregate Liquidation Amount of the Original Capital Securities is outstanding.

    Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

    If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

    Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

    NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITIONS AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The term "Expiration Date" means 5:00 p.m., New York City time, on December 15, 1997 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).



    The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to in "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described in "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect.


    If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the

Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

    Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

    Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described in "--Withdrawal Rights") promptly after the Expiration Date.

    Subject to the conditions set forth in "--Conditions to the Exchange Offer," delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when certificates for Original Capital Securities, book-entry confirmations with respect to Original Capital Securities and other required documents are received by the Exchange Agent.

    The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC. See "--Procedures for Tendering Original Capital Securities-- Book-Entry Transfer." The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce such Letter of Transmittal against such participant.

    Subject to the terms and conditions of the Exchange Offer, the Corporation and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Corporation's and the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Corporation and the Trust for the purpose of receiving tenders of Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities which will not be held in global form by DTC or a nominee of DTC to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Corporation's and the Trust's acceptance for exchange of Original Capital Securities) or the Corporation and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Corporation's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Corporation and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described in "--Withdrawal Rights."

    Pursuant to an Agent's Message or a Letter of Transmittal, a holder of Original Capital Securities will represent, warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

    VALID TENDER

    Except as set forth below, in order for Original Capital Securities to be validly tendered by book-entry transfer, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and in either case any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight courier at one of the Exchange Agent's addresses set forth in "--Exchange Agent" on or prior to the Expiration Date and either (i) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below or (ii) the guaranteed delivery procedures set forth below must be complied with.

    Except as set forth below, in order for Original Capital Securities to be validly tendered by a means other than by book-entry transfer, a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight courier at one of the Exchange Agent's addresses set forth in "-- Exchange Agent" on or prior to the Expiration Date and either (i) such Original Capital Securities must be delivered to the Exchange Agent on or prior to the Expiration Date or (ii) the guaranteed delivery procedures set forth below must be complied with.

    If less than all Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

    THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS TO BE BY MAIL, THE USE OF REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    BOOK-ENTRY TRANSFER

    The Exchange Agent and DTC have confirmed that any Participant (as defined in "Description of Exchange Securities--Description of Exchange Capital Securities--Depositary Procedures") in DTC's book-entry transfer facility system may utilize DTC's ATOP procedures to tender Original Capital Securities. The Exchange Agent will establish an account with respect to the Original Capital Securities at

DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Participant may make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Original Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth in "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

    DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    SIGNATURE GUARANTEES

    Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

    GUARANTEED DELIVERY

    If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

        (a) such tenders are made by or through an Eligible Institution;

        (b) properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

        (c) the certificates (or a book-entry confirmation) representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

    The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

    Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Original Capital Securities, or of a book-entry confirmation with respect to such Original Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Original Capital Securities, book-entry confirmations with respect to Original Capital Securities and other required documents are received by the Exchange Agent.

    The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

    DETERMINATION OF VALIDITY

    All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth in "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

    The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

    If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

    A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE CAPITAL SECURITIES

    The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

    Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution."

    However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth in "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of (i) any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or (iii) of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

    Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth in "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the Original Capital Securities, if different from that of the person who tendered such Original Capital Securities. If Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of such Original Capital

Securities, the tendering holder must submit the serial numbers shown on the particular Original Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above in "--Procedures for Tendering Original Capital Securities."

    All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.


DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES


    Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after July 15, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on January 15, 1998 will be entitled to receive Distributions accumulated from and after July 15, 1997.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

        (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

        (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

        (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

        (d) the Corporation shall receive an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk that consummation of the Exchange Offer would result in interest payable to the Trust on the Junior Subordinated Debentures being not deductible by the Corporation for United States federal income tax purposes.

    If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

    The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

          BY MAIL:              BY FACSIMILE TRANSMISSION:              BY HAND:
  The Chase Manhattan Bank      (FOR ELIGIBLE INSTITUTIONS      The Chase Manhattan Bank
 450 West 33rd Street, 15th                ONLY)               450 West 33rd Street, 15th
            Floor                     (212) 946-8154                      Floor
New York, New York 10001-2697                                 New York, New York 10001-2697
 Attention: John T. Needham,       CONFIRM BY TELEPHONE:       Attention: John T. Needham,
             Jr.                      (212) 946-3041                       Jr.

                                  BY OVERNIGHT DELIVERY:
                                 The Chase Manhattan Bank
                                450 West 33rd Street, 15th
                                           Floor
                               New York, New York 10001-2697

    Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

    The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

    Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original

Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

    Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                       DESCRIPTION OF EXCHANGE SECURITIES


    The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to Original Capital Securities, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iv) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Original Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by December 8, 1997 and been declared effective by January 21, 1998, or, in certain limited circumstances, in the event a shelf registration statement with respect to the resale of the Original Capital Securities is not declared effective by the time required by the Registration Rights Agreement, then liquidated damages ("Additional Interest") will accrue at the rate of 0.50% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.50% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such Additional Interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth in "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."


DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

    The Exchange Capital Securities will represent preferred beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

    GENERAL

    The Exchange Capital Securities will be limited to $850 million aggregate Liquidation Amount at any one time outstanding. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described in "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "--Description of Exchange Guarantee."

    DISTRIBUTIONS

    Distributions on the Exchange Capital Securities will be cumulative, will accumulate from July 15, 1997 and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 1998, at the annual rate of 8.072% of the Liquidation Amount to the holders of record of the Exchange Capital Securities on the January 1 or July 1 immediately preceding such date. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Seattle, Washington are authorized or required by law or executive order to remain closed.

    So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Exchange Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Exchange Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8% thereof, compounded semi-annually from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.

    Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such Exchange Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation,
(b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,

(c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock or the exchange or conversion of one class, or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, and (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

    Although the Corporation has the right in the future to exercise its option to defer payments of interest on the Exchange Junior Subordinated Debentures in the future, the Corporation has no current intention to defer payments of interest on such Exchange Junior Subordinated Debentures.

    The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "--Description of Exchange Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth in "--Description of Exchange Guarantee."

    REDEMPTION


    Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Junior Subordinated Debentures prior to July 15, 2007 upon the occurrence and continuation of a Tax Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after July 15, 2007, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment." The Trust Securities were also subject to mandatory redemption prior to March 31, 1998 if the Agreement and Plan of Merger, dated as of June 6, 1997, by and among American States, SAFECO and a subsidiary of SAFECO were terminated, pursuant to Article 12 thereof, on or prior to December 31, 1997 (a "Merger Termination Event"). Because of the closing of the Acquisition on October 1, 1997, no Merger Termination Event can occur.


    "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

    LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

    The Corporation will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities.

    The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction and distribution is optional and, except as described above, wholly within the discretion of the Corporation, as Depositor); (iii) redemption of all of the Trust Securities as described in "--Redemption"; (iv) expiration of the term of the Trust; or (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.


    If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

    After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

    There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

    REDEMPTION PROCEDURES

    If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous payment of the Exchange Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price.

    If the Trust gives a notice of redemption in respect of the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Exchange Capital Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities will cease, except the right of the holders of the Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Exchange Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Exchange Guarantee as described in "--Description of Exchange Guarantee," Distributions on Exchange Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

    Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Redemption Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

    SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

    In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

    EVENTS OF DEFAULT; NOTICE

    The occurrence of a Debenture Event of Default (see "--Description of Exchange Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

    Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

    If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described in "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

    REMOVAL OF ISSUER TRUSTEES

    Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

    MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

    Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

    MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

    The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
(viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

    VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

    Except as provided below and in "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "--Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

    The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

    So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

    Any required approval of holders of Exchange Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

    No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

    Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

    FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

    The Exchange Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

    Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, and such transfer shall be effective only when reflected in the securities register maintained by or on behalf of the Trust. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

    Other Capital Securities will be issued only in registered, certificated (i.e., non-global) form. Other Capital Securities may not be exchanged for beneficial interests in any Global Capital Securities except in the limited circumstances described below. See "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

    DEPOSITARY PROCEDURES

    DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

    Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a Global Capital Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

    Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

    Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust or the Corporation nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

    The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust or the Corporation nor the Property Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL
     SECURITIES

    A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act,
(ii) the Corporation in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

    EXCHANGE OF CERTIFICATED CAPITAL SECURITIES FOR BOOK-ENTRY CAPITAL
     SECURITIES

    Other Capital Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

    PAYMENT AND PAYING AGENCY

    Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Exchange Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

    RESTRICTIONS ON TRANSFER

    The Exchange Capital Securities will be issued, and may be transferred only, in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Exchange Capital Securities in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

    REGISTRAR AND TRANSFER AGENT

    The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities. Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

    INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

    MISCELLANEOUS

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

    Holders of the Trust Securities have no preemptive or similar rights.

    The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

    The Original Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures will be issued under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

    GENERAL


    Concurrently with the issuance of the Trust Securities, the Trust invested the proceeds thereof in the Original Junior Subordinated Debentures issued by the Corporation. The Exchange Junior Subordinated Debentures will bear interest at the annual rate of 8.072% of the principal amount thereof, payable semi-annually in arrears on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing January 15, 1998, to the person in whose name each Exchange Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the January 1 or July 1 immediately preceding the relevant payment date. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear Additional Interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.072% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Interest, as applicable.

    The Exchange Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The Exchange Junior Subordinated Debentures will mature on July 15, 2037 (the "Stated Maturity Date").

    The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. See "--Subordination." The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness. See "--Subordination."

    FORM, REGISTRATION AND TRANSFER

    If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "--Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

    PAYMENT AND PAYING AGENTS

    Payment of principal of (and premium, if any) and any interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made except in the case of Exchange Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the Person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the Exchange Junior Subordinated Debentures.

    Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

    OPTION TO EXTEND INTEREST PAYMENT DATE

    So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time during the term of the Exchange Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.072%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    OPTION TO EXTEND INTEREST PAYMENT DATE

    So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.072%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank PARI PASSU with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks PARI PASSU with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, and (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

    Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

    OPTIONAL PREPAYMENT

    The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after July 15, 2007, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Exchange Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning July 15 of the years indicated below:

YEAR                                                                               PERCENTAGE
---------------------------------------------------------------------------------  -----------
2007.............................................................................      104.036%
2008.............................................................................      103.632
2009.............................................................................      103.229
2010.............................................................................      102.825
2011.............................................................................      102.422
2012.............................................................................      102.018
2013.............................................................................      101.614
2014.............................................................................      101.211
2015.............................................................................      100.807
2016.............................................................................      100.404
2017 and thereafter..............................................................      100.000%

    SPECIAL EVENT PREPAYMENT


    If a Tax Event shall occur and be continuing, the Corporation may, at its option, prepay the Junior Subordinated Debentures in whole (but not in part) at any time prior to July 15, 2007 and within 90 days of the occurrence of such Tax Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Junior Subordinated Debentures to the Stated Maturity Date, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment. Although the Junior Subordinated Debentures were also subject to mandatory redemption prior to March 31, 1998 upon the occurrence and continuation of a Merger Termination Event, as defined below, the closing of the Acquisition precludes the occurrence of a Merger Termination Event.



    A "Merger Termination Event" means the termination on or prior to December 31, 1997 of the Agreement and Plan of Merger, dated as of June 6, 1997, by and among American States, SAFECO, and ASFC Acquisition Co. pursuant to Article 12 thereof.


    A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or any amendment to or change in an interpretation or application of such laws or regulations, which amendment or change is effective or is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Corporation on the Junior Subordinated Debentures would not be deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the Stated Maturity Date (if no maturity date is within three months before or after the Stated Maturity Date, yields for the first two published maturities most closely corresponding to the Stated Maturity Date shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus, in either case (A) 1.23% if such prepayment date occurs on or prior to July 15, 1998 and (B) 0.50% in all other cases.

    "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity date corresponding to the Stated Maturity Date that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the Stated Maturity Date. If no United States Treasury security has a maturity date which is within three months before or after the Stated Maturity Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the calculation of the Adjusted Treasury Rate pursuant to clause (ii) of the definition thereof shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month.

    "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means: (i) Smith Barney Inc. and its successors; PROVIDED, HOWEVER, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Corporation.

    "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

    Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

    If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums. "Additional Sums" means the additional amounts as may be necessary in order that the

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
amount available to pay Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

    RESTRICTIONS ON CERTAIN PAYMENTS

    The Corporation will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank PARI PASSU with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks PARI PASSU or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a shareholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock and (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time (1) there shall have occurred and be continuing a Declaration Event of Default, (2) there shall have occurred and be continuing a Debenture Event of Default, (3) there shall have occurred and be continuing a payment default under the Declaration or the Indenture, (4) if such Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or
(5) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced.

    MODIFICATION OF INDENTURE

    From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; PROVIDED, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) extend the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

    DEBENTURE EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

        (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

       (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

        (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

    ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

    If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay interest (or premium, if any) on or principal of the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

    The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "--Description of Exchange Capital Securities--Events of Default; Notice."

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
    CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

    The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

    SATISFACTION AND DISCHARGE

    The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

    SUBORDINATION

    The Indenture provides that the Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debentures may be made at any time when (i) any Senior Indebtedness is not paid when due, (ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) the maturity of any Senior Indebtedness has been accelerated because of a default.

    Upon any distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment in respect thereof.

    In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

    "Senior Indebtedness" shall mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, unless the terms thereof

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
specifically provide that it is not superior in right of payment to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

    "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, but shall not include (i) any trade accounts payable in the ordinary course of business, (ii) any such indebtedness that by its terms ranks PARI PASSU with or junior in right of payment to the Junior Subordinated Debentures, (iii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks PARI PASSU with or junior in right of payment to the Guarantee, and (iv) any other indebtedness that would otherwise qualify as "Indebtedness for Money Borrowed" to the extent that such indebtedness by its terms ranks PARI PASSU with or junior in right of payment to any of the indebtedness described in (i), (ii) or
(iii).

    The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

    RESTRICTIONS ON TRANSFER

    The Exchange Junior Subordinated Debentures will be issued, and may be transferred only, in blocks having an aggregate principal amount of not less than $1,000. Any such transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

    GOVERNING LAW

    The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

    INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF EXCHANGE GUARANTEE

    The Exchange Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of the Exchange Capital Securities. The Chase Manhattan Bank will act as Guarantee Trustee under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject

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
to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

    GENERAL

    The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Exchange Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to Exchange Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust, the lesser of
(a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

    The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Exchange Guarantee." The Exchange Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

    The Corporation will, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities.

    STATUS OF THE EXCHANGE GUARANTEE

    The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Exchange Junior Subordinated Debentures.

    The Exchange Guarantee will rank pari passu with the Original Guarantee and all Other Guarantees issued by the Corporation. The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures. The Exchange Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

    AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such

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outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth in "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

    EVENTS OF DEFAULT

    An event of default under the Exchange Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.

    Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

    The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

    INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, after default with respect to the Exchange Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

    TERMINATION OF THE EXCHANGE GUARANTEE

    The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

    GOVERNING LAW

    The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

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    RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE JUNIOR
               SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth in "Description of Exchange Securities-- Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Corporation does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Exchange Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Exchange Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

    A holder of any Exchange Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

    The Exchange Capital Securities will represent preferred beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale

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
of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities incidental thereto.

RIGHTS UPON TERMINATION

    Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the Exchange Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Exchange Capital Securities and a holder of Exchange Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    In the opinion of Perkins Cole, counsel to the Corporation and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the exchange of Original Capital Securities for Exchange Capital Securities and the ownership and disposition of Exchange Capital Securities held as capital assets by a holder who purchased such Original Capital Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, Non-U.S. Holders (as defined below) engaged in a trade or business within the United States, insurance companies, dealers in securities or currencies, tax-exempt investors (including pension funds), or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder (the "Regulations") and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

EXCHANGE OF CAPITAL SECURITIES


    The exchange of Original Securities for Exchange Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Original Securities for Exchange Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the Exchange Securities should not be considered to differ materially in kind or extent from the Original Securities and because the exchange will occur by operation of the terms of the Original Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in the Original Capital Securities immediately before the exchange. Moreover, a holder which had acquired Original Capital Securities with either market discount


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

or bond premium will be treated as holding Exchange Capital Securities with the same amount of market discount or bond premium and will be required to include such market discount in or deduct such bond premium from its income in the same manner as on the Original Capital Securities. Holders are urged to consult their tax advisors regarding the applicability of the market discount and bond premium rules.


CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

    The Corporation intends to, and by acceptance of an Original Capital Security each holder covenanted to, treat the Junior Subordinated Debentures as debt for U.S. federal income tax purposes. In connection with the issuance of the Original Junior Subordinated Debentures, Tax Counsel rendered its opinion generally to the effect that, under the law in effect at the time of issuance of the Original Junior Subordinated Debentures and assuming full compliance with the terms of the Indenture (and the related documents), and based on certain facts and assumptions contained in such opinion and certain representations of the Corporation to Tax Counsel, the Original Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Original Capital Securities, Tax Counsel rendered its opinion generally to the effect that, under the law then in effect and assuming full compliance with the terms of the Trust Agreement and the Indenture (and the related documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities (and not the Trust) generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

    Even if the Trust were to be denied grantor trust status, it would not be treated as a corporation for U.S. federal income tax purposes under the recently finalized "check-the-box" Regulations, which provide that, if there is no election to the contrary, a trust that has multiple beneficiaries and that is treated as a "business entity" will be classified as a partnership for federal income tax purposes. If the Trust were so characterized, there would be no material difference in the federal income tax treatment of the holders (other than possibly the Non-U.S. Holders as described below under "Non-U.S. Holders").

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under certain Regulations applicable to debt instruments, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation has represented that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position, based on the advice of Tax Counsel in reliance on such representation, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

    Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

    The Regulations discussed above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

    Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

    The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, as a result of a change in law the Trust were to be characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.


    Under certain circumstances described herein (see "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption" and "--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "Sales of Capital Securities."


SALES OF CAPITAL SECURITIES

    A holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest, OID, or market discount which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital

Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

    The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than 18 months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Holders should consult their own tax advisors concerning these tax law changes.


    The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder that uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and that disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


PROPOSED TAX LEGISLATION


    On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury proposed legislation that, among other things, would have denied an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. The Taxpayer Relief Act of 1997, enacted on August 7, 1997, did not contain these provisions. There can be no assurance, however, that the proposed legislation or similar legislation, if enacted after the date hereof, would not adversely affect the tax treatment of the Junior Subordinated Debentures or that any legislation enacted after the date hereof would not cause a Tax Event that may result in a redemption of the Junior Subordinated Debentures at the Special Event Prepayment Price and, consequently, the Trust Securities at the Special Event Redemption Price. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment."


NON-U.S. HOLDERS

    For purposes of this discussion, a "Non-U.S. Holder" is any holder that is not a U.S. Holder for United States federal income tax purposes. A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includable in its gross income for federal income tax purposes without regard to its source. For taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year, if the trustee of a trust so elects), a trust is a U.S. Holder for federal income tax purposes if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

    Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a Non-U.S. Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) the beneficial owner of the Capital Securities is not a bank whose receipt of interest with respect to the Capital Securities (or the Junior Subordinated Debentures) is described in Section 881(c)(3)(A) of the Code and (d) either (1) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a Non-U.S. Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

    If the Trust were to be denied grantor trust status and instead were to be treated as a trade or business conducted as a partnership for U.S. federal income tax purposes, it is possible that a Non-U.S. Holder could be subject to federal income tax (including withholding) with respect to income (including
OID) generated by the Junior Subordinated Debentures.

INFORMATION REPORTING TO HOLDERS

    Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

    Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) plans (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, (c) entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include the assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party In Interest and a Disqualified Person with respect to such Plans by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans, and both ERISA and the Code prohibit certain transactions involving "plan assets" between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.

    Each of the Corporation (the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust), the Property Trustee and the affiliates of either of them may be considered a Party in Interest or a Disqualified Person with respect to many Plans. The purchase and/or holding of Exchange Capital Securities by (or on behalf of) a Plan with respect to which the Corporation, the Property Trustee or any affiliate of either of them is a service provider (or otherwise is a Party in Interest or a Disqualified Person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Exchange Capital Securities are acquired and held pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts), or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager).

    A Plan fiduciary considering the purchase of Exchange Capital Securities should also be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, service providers with respect to the assets of the Trust may become Parties in Interest or Disqualified Persons with respect to investing Plans, and any discretionary authority exercised with respect to the Junior Subordinated Debentures by such persons could be deemed to constitute a prohibited transaction under ERISA or the Code. In order to minimize the likelihood that such prohibited transactions will occur, each investing Plan (and each person acting on behalf of, or investing with the assets of, a Plan), by purchasing the Exchange Capital Securities, will be deemed to have directed the Trust to invest in the Exchange Junior Subordinated Debentures and to have appointed the Property Trustee. However, none of the Corporation, the Property Trustee or any affiliate of either of them can guaranty that such prohibited transactions will not occur.


    Any purchaser proposing to acquire Exchange Capital Securities with assets of any Plan should consult with its legal counsel concerning the impact of ERISA and the Code and the potential consequences of acquiring and holding Exchange Capital Securities with respect to its specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; whether under the general fiduciary standards of investment prudence and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio; and whether the Exchange Capital Securities will be traded with sufficient regularity to permit such fiduciary to satisfy ERISA's annual valuation requirement.


                              PLAN OF DISTRIBUTION


    Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until June 15, 1998, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

    The Trust and the Corporation will not receive any proceeds from any sale of Exchange Capital Securities by broker-dealers. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date, the Trust and the Corporation will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Corporation have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                        VALIDITY OF EXCHANGE SECURITIES

    The validity of the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for the Corporation by James W. Ruddy, General Counsel of the Corporation. Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, as special counsel to the Trust. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Perkins Coie, Seattle, Washington.

                              INDEPENDENT AUDITORS


    The consolidated financial statements of SAFECO at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference in the SAFECO Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference into this Prospectus and the Registration Statement and have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon also incorporated by reference in the SAFECO Annual Report on Form 10-K and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



    The consolidated financial statements of American States at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in the American States Annual Report on Form 10-K, Form 10-K/A(1) and Form 10-K/A(2) for the year ended December 31, 1996, have been incorporated by reference into this Prospectus and the Registration Statement and have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon also included in the American States Annual Report on Form 10-K, Form 10-K/A(1) and Form 10-K/A(2) and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Forward-Looking Information...............................................    6
Available Information.....................................................    7
Incorporation of Certain Documents by Reference...........................    8
Prospectus Summary........................................................    9
Risk Factors..............................................................   18
Unaudited Pro Forma Combined Condensed Financial Statements...............   27
SAFECO Corporation........................................................   33
Use of Proceeds...........................................................   33
Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and
  Distributions on Capital Securities.....................................   34
Capitalization............................................................   35
Selected Financial Information............................................   36
Safeco Capital Trust I....................................................   41
The Exchange Offer........................................................   42
Description of Exchange Securities........................................   52
Relationship Among the Exchange Capital Securities, the Exchange Junior
  Subordinated Debentures and the Exchange Guarantee......................   74
Certain Federal Income Tax Consequences...................................   75
ERISA Considerations......................................................   79
Plan of Distribution......................................................   80
Validity of Exchange Securities...........................................   81
Independent Auditors......................................................   81

                                     [LOGO]

                             SAFECO CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS

                           8.072% CAPITAL SECURITIES
                           (LIQUIDATION AMOUNT $1,000
                         PER EXCHANGE CAPITAL SECURITY)
                           WHICH HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
                             FOR ANY AND ALL OF ITS
                                  OUTSTANDING

                       8.072% ORIGINAL CAPITAL SECURITIES
                           (LIQUIDATION AMOUNT $1,000
                         PER ORIGINAL CAPITAL SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                               SAFECO CORPORATION

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                               NOVEMBER 10, 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII of the registrant's Bylaws, as amended (the "Bylaws"), provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

    Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions, intentional midsconduct by a director or knowing violations of law by a director or distributions illegal under Washington law, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
Article VIII of the registrant's Restated Articles of Incorporation (the "Articles of Incorporation") contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

    Officers and directors of the registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

    The above discussion of the WBCA and the registrant's Bylaws and Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the Bylaws and the Articles of Incorporation.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS


  4.1* Indenture of SAFECO Corporation relating to the Junior Subordinated
         Debentures (filed as Exhibit 4.2 to SAFECO Corporation's Quarterly
         Report on Form 10-Q for the quarter ended June 30, 1997 (File No.
         1-6563) and incorporated herein by reference)

  4.2* Form of Certificate of Exchange Junior Subordinated Debentures

  4.3* Certificate of Trust of SAFECO Capital Trust I (filed as Exhibit 4.4 to
         SAFECO Corporation's Quarterly Report on Form 10-Q for the quarter ended
         June 30, 1997 (File No. 1-6563) and incorporated herein by reference)

  4.4* Amended and Restated Declaration of Trust of SAFECO Capital Trust I (filed as Exhibit 4.5 to SAFECO Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 1-6563) and incorporated herein by reference)

  4.5* Form of Exchange Capital Security Certificate for SAFECO Capital Trust I

  4.6* Form of Exchange Guarantee of SAFECO Corporation relating to the Exchange
         Capital Securities

  4.7* Registration Rights Agreement (filed as Exhibit 10.2 to SAFECO
         Corporation's Quarterly Report on Form 10-Q for the quarter ended June
         30, 1997 (File No. 1-6563) and incorporated herein by reference)

  5.1* Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP, special
         Delaware counsel to SAFECO Corporation and SAFECO Capital Trust I, as to legality of the Exchange Capital Securities to be issued by SAFECO
         Capital Trust I

  5.2  Opinion and Consent of James W. Ruddy, General Counsel of SAFECO
         Corporation as to the Exchange Junior Subordinated Debentures and the Exchange Guarantee to be issued by SAFECO Corporation

  8*   Opinion and Consent of Perkins Coie, special tax counsel, as to certain federal income tax matters

 12.1  Computation of ratio of earnings to fixed charges

 23.1  Consent of Ernst & Young LLP

 23.2* Consent of Skadden, Arps, Slate, Meagher & Flom (Delaware) (included in
         Exhibit 5.1)

 23.3 Consent of James W. Ruddy, General Counsel, SAFECO Corporation (included in Exhibit 5.2)

 23.4* Consent of Perkins Coie (included in Exhibit 8)

 24.1* Power of Attorney

 25.1* Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture

 25.2* Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as
         Property Trustee under the Amended and Restated Declaration of Trust of
         SAFECO Capital Trust I

 25.3* Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the
         Exchange Guarantee for the benefit of the holders of Exchange Capital
         Securities of SAFECO Capital Trust I

 99.1* Form of Letter of Transmittal

 99.2* Form of Notice of Guaranteed Delivery

 99.3* Form of Exchange Agent Agreement


------------------------


*   Previously filed.


    (B) FINANCIAL STATEMENT SCHEDULES

    All schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the registrant or related notes thereto.

ITEM 22.  UNDERTAKINGS

    Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person or each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 10th day of November, 1997.



                                SAFECO CORPORATION

                                By:              /s/ BOH A. DICKEY
                                     -----------------------------------------
                                                   Boh A. Dickey
                                       PRESIDENT AND CHIEF OPERATING OFFICER



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on the 10th day of November, 1997.



          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Chairman of the Board and
      * ROGER H. EIGSTI           Chief Executive Officer
------------------------------    (Principal Executive
       Roger H. Eigsti            Officer)

      /s/ BOH A. DICKEY
------------------------------  President, Chief Operating
        Boh A. Dickey             Officer, Director

                                Senior Vice President,
       * ROD A. PIERSON           Chief Financial Officer,
------------------------------    Secretary and Controller
        Rod A. Pierson            (Principal Financial
                                  Officer)

       * H. PAUL LOWBER         Vice President and
------------------------------    Controller (Principal
        H. Paul Lowber            Accounting Officer)

------------------------------
     Phyllis J. Campbell        Director

      * ROBERT S. CLINE
------------------------------  Director
       Robert S. Cline

       * JOHN W. ELLIS
------------------------------  Director
        John W. Ellis

          SIGNATURE                       TITLE
------------------------------  --------------------------

   * WILLIAM P. GERBERDING
------------------------------  Director
    William P. Gerberding

      * JOSHUA GREEN III
------------------------------  Director
       Joshua Green III

 * WILLIAM W. KRIPPAEHNE, JR.
------------------------------  Director
  William W. Krippaehne, Jr.

    * WILLIAM G. REED, JR.
------------------------------  Director
     William G. Reed, Jr.

     * JUDITH M. RUNSTAD
------------------------------  Director
      Judith M. Runstad

      * PAUL W. SKINNER
------------------------------  Director
       Paul W. Skinner

   * GEORGE H. WEYERHAEUSER
------------------------------  Director
    George H. Weyerhaeuser



*By:      /s/ BOH A. DICKEY
      -------------------------
            Boh A. Dickey
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT                                               DESCRIPTION                                                PAGE
-----------  --------------------------------------------------------------------------------------------------  ---------
       4.1*  Indenture of SAFECO Corporation relating to the Junior Subordinated Debentures (filed as Exhibit
             4.2 to SAFECO Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997
             (File No. 1-6563) and incorporated herein by reference)
       4.2*  Form of Certificate of Exchange Junior Subordinated Debentures
       4.3*  Certificate of Trust of SAFECO Capital Trust I (filed as Exhibit 4.4 to SAFECO Corporation's
             Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 1-6563) and incorporated herein by reference)
       4.4*  Amended and Restated Declaration of Trust of SAFECO Capital Trust I (filed as Exhibit 4.5 to
             SAFECO Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No.
             1-6563) and incorporated herein by reference)
       4.5*  Form of Exchange Capital Security Certificate for SAFECO Capital Trust I
       4.6*  Form of Exchange Guarantee of SAFECO Corporation relating to the Exchange Capital Securities
       4.7*  Registration Rights Agreement (filed as Exhibit 10.2 to SAFECO Corporation's Quarterly Report on
             Form 10-Q for the quarter ended June 30, 1997 (File No. 1-6563) and incorporated herein by reference)
       5.1*  Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to
             SAFECO Corporation and SAFECO Capital Trust I, as to legality of the Exchange Capital Securities to be issued by SAFECO Capital Trust I
       5.2   Opinion and Consent of James W. Ruddy, General Counsel of SAFECO Corporation as to the Exchange
             Junior Subordinated Debentures and the Exchange Guarantee to be issued by SAFECO Corporation
       8*    Opinion and Consent of Perkins Coie, special tax counsel, as to certain federal income tax matters
      12.1   Computation of ratio of earnings to fixed charges
      23.1   Consent of Ernst & Young LLP
      23.2*  Consent of Skadden, Arps, Slate, Meagher & Flom (Delaware) (included in Exhibit 5.1)
      23.3   Consent of James W. Ruddy, General Counsel of SAFECO Corporation (included in Exhibit 5.2)
      23.4*  Consent of Perkins Coie (included in Exhibit 8)
      24.1*  Power of Attorney
      25.1*  Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the
             Indenture
      25.2*  Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as Property Trustee under the
             Amended and Restated Declaration of Trust of SAFECO Capital Trust I
      25.3*  Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of SAFECO Capital Trust I
      99.1*  Form of Letter of Transmittal
      99.2*  Form of Notice of Guaranteed Delivery
      99.3*  Form of Exchange Agent Agreement


------------------------


*   Previously filed.